NO RECORDING, STAMP, DOCUMENTARY STAMP OR MORTGAGE TAXES OR FEES ARE DUE OR OTHERWISE TO BE PAID PURSUANT TO THAT ORDER DATED FEBRUARY 11, 1999 ISSUED BY THE UNITED STATES BANKRUPTCY COURT FOR THE MIDDLE DISTRICT OF FLORIDA, TAMPA DIVISION, IN IN RE: JUMBOSPORTS INC., JOINTLY ADMINISTERED BANKRUPTCY CASE NO. 98-22545-8C1, INCORPORATING AND MAKING APPLICABLE, AMONG OTHER THINGS, SECTION 1146(c) OF THE UNITED STATES BANKRUPTCY CODE.



                                  $110,000,000

                         SENIOR SECURED, SUPER-PRIORITY
                              DEBTOR-IN-POSSESSION
                           LOAN AND SECURITY AGREEMENT


                                      among


                                JUMBOSPORTS INC.
                                  as Borrower,


                    THE FINANCIAL INSTITUTIONS NAMED HEREIN,
                                   as Lenders,



                          FOOTHILL CAPITAL CORPORATION,
                                    as Agent


                                       and


                   CONGRESS FINANCIAL CORPORATION (SOUTHERN),
                                   as Co-Agent

                             as of February 12, 1999

                                TABLE OF CONTENTS

                                                                         Page(s)

1.    DEFINITIONS AND CONSTRUCTION.............................................2
         1.1      Definitions..................................................2
         1.2      Accounting Terms............................................26
         1.3      Code........................................................26
         1.4      Construction...... .........................................26
         1.5      Schedules and Exhibits......................................26

2.    LOAN AND TERMS OF PAYMENT...............................................26
         2.1      Revolving Advances..........................................26
         2.2      Letters of Credit...........................................34
         2.3      Tranche A Term Loans........................................37
         2.4      Tranche B Term Loans........................................38
         2.5      Payments....................................................39
         2.6      Overadvances................................................42
         2.7      Interest and Letter of Credit Fees:
                    Rates, Payments, and Calculations.........................42
         2.8      Collection of Accounts......................................44
         2.9      Crediting Payments; Application of Collections..............44
         2.10     Designated Account..........................................45
         2.11     Maintenance of Loan Account; Statements of Obligations......45
         2.12     Fees........................................................45
         2.13     Eurodollar Rate Loans.......................................47
         2.14     Illegality..................................................48
         2.15     Requirements of Law.........................................49
         2.16     Indemnity...................................................50

3.    CONDITIONS; TERM OF AGREEMENT...........................................52
         3.1      Conditions Precedent to the Initial Advance,
                    Letter of Credit, and the Term Loans......................52
         3.3      Conditions Subsequent.......................................55
         3.4      Term........................................................56
         3.5      Effect of Termination.......................................56
         3.6      Early Termination by Borrower...............................56

4.    CREATION OF SECURITY INTEREST...........................................57
         4.1      Grant of Security Interest..................................57
         4.2      Negotiable Collateral.......................................57
         4.3      Collection of Accounts, General Intangibles,
                    and Negotiable Collateral.................................58
         4.4      Delivery of Additional Documentation Required...............58
         4.5      Power of Attorney...........................................58
         4.6      Right to Inspect............................................59

5.    REPRESENTATIONS AND WARRANTIES..........................................59
         5.1      No Encumbrances.............................................59
         5.2      Eligible Accounts...........................................60
         5.3      Eligible Inventory..........................................60
         5.4      Equipment...................................................60
         5.5      Location of Inventory and Equipment.........................60
         5.6      Inventory Records...........................................60
         5.7      Location of Chief Executive Office; FEIN....................60
         5.8      Due Organization and Qualification; Subsidiaries............60
         5.9      Due Authorization; No Conflict..............................61
         5.10     Litigation..................................................62
         5.11     No Material Adverse Change. ................................62
         5.12     Solvency....................................................62
         5.13     Employee Benefits...........................................63
         5.14     Environmental Condition.....................................63
         5.15     Intellectual Property.......................................63
         5.16     Year 2000 Compliance........................................63

6.    AFFIRMATIVE COVENANTS...................................................64
         6.1      Accounting System...........................................64
         6.2      Collateral and Financial Reporting..........................64
         6.3      [Intentionally Omitted.]....................................70
         6.4      Tax Returns.................................................70
         6.5      Guarantor Reports...........................................70
         6.6      Returns.....................................................70
         6.7      Title to Equipment..........................................70
         6.8      Maintenance of Equipment....................................70
         6.9      Taxes.......................................................71
         6.10     Insurance...................................................71
         6.11     No Setoffs or Counterclaims.................................73
         6.12     Location of Inventory and Equipment.........................73
         6.13     Compliance with Laws........................................73
         6.14     Employee Benefits...........................................73
         6.15     Leases......................................................74

7.    NEGATIVE COVENANTS......................................................75
         7.1      Indebtedness................................................75
         7.2      Liens.......................................................75
         7.3      Restrictions on Fundamental Changes.........................76

         7.4      Disposal of Assets..........................................76
         7.5      Change Name.................................................76
         7.6      Guarantee...................................................76
         7.7      Nature of Business..........................................77
         7.8      Prepayments and Amendments..................................77
         7.9      Change of Control...........................................77
         7.10     Consignments................................................78
         7.11     Distributions...............................................78
         7.12     Accounting Methods..........................................78
         7.13     Investments.................................................78
         7.14     Transactions with Affiliates................................78
         7.15     Suspension..................................................79
         7.16     Compensation................................................79
         7.17     Use of Proceeds.............................................79
         7.18     Change in Location of Chief Executive Office; Inventory
                    and Equipment with Bailees................................79
         7.19     No Prohibited Transactions Under ERISA......................79
         7.20     Financial Covenants.........................................80
         7.21     Capital Expenditures........................................81
         7.22     Accounts....................................................81
         7.23     Retail Store Closings.......................................81

8.    EVENTS OF DEFAULT.......................................................82

9.    THE LENDER GROUP'S RIGHTS AND REMEDIES..................................85
         9.1      Rights and Remedies.........................................85
         9.2      Remedies Cumulative.........................................88

10.   TAXES AND EXPENSES......................................................88

11.   WAIVERS; INDEMNIFICATION................................................88
         11.1     Demand; Protest; etc........................................88
         11.2     The Lender Group=s Liability for Collateral.................89
         11.3     Indemnification.............................................89

12.   NOTICES.................................................................89

13.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................92

14.   DESTRUCTION OF BORROWER'S DOCUMENTS.....................................93

15.   ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS..............................93
         15.1     Assignments and Participations..............................93
         15.2     Successors..................................................96

16.   AMENDMENTS; WAIVERS.....................................................96
         16.1     Amendments and Waivers......................................96
         16.2     No Waivers; Cumulative Remedies.............................97

17.   AGENT; THE LENDER GROUP.................................................97
         17.1     Appointment and Authorization of Agent......................97
         17.2     Delegation of Duties........................................98
         17.3     Liability of Agent-Related Persons..........................99
         17.4     Reliance by Agent...........................................99
         17.5     Notice of Default or Event of Default.......................99
         17.6     Credit Decision............................................100
         17.7     Costs and Expenses; Indemnification........................101
         17.8     Agent in Individual Capacity...............................101
         17.9     Successor Agent............................................102
         17.10    Withholding Tax............................................102
         17.11    Collateral Matters.........................................104
         17.12    Restrictions on Actions by Lenders;
                    Sharing of Payments......................................105
         17.13    Agency for Perfection......................................105
         17.14    Payments by Agent to the Lenders...........................105
         17.15    Concerning the Collateral and Related Loan Documents.......106
         17.16    Field Audits and Examination Reports; Confidentiality;
                    Disclaimers by Lenders; Other
                  Reports and Information....................................106
         17.17    Several Obligations; No Liability..........................107

18    GENERAL PROVISIONS.....................................................108
         18.1     Effectiveness..............................................108
         18.2     Section Headings...........................................108
         18.3     Interpretation.............................................108
         18.4     Severability of Provisions.................................108
         18.5     Counterparts; Telefacsimile Execution......................108
         18.6     Revival and Reinstatement of Obligations...................108
         18.7     Integration................................................109
         18.8     Time is of the Essence.....................................109

                             SCHEDULES AND EXHIBITS


Schedule B-1               Business Plan [Confidential - Previously
                            provided to the Lenders and the
                           Committees]
Schedule C-1               Commitments
Schedule E-1               Eligible Inventory Locations
Schedule P-1               Permitted Liens
Schedule P-2               Real Estate Mortgagees
Schedule R-1               Primary Real Estate
Schedule R-2               Secondary Real Estate
Schedule S-1               Senior Claims
Schedule T-1               Real Estate Trusts
Schedule 2.8               Deposit and Investment Accounts
Schedule 5.8               Subsidiaries
Schedule 5.10              Litigation
Schedule 5.13              ERISA Benefit Plans
Schedule 5.15              Intellectual Property
Schedule 6.12              Location of Inventory and Equipment
Schedule 7.1               Indebtedness

Exhibit A-1                Form of Assignment and Acceptance
Exhibit C-1                Form of Compliance Certificate
Exhibit 6.2                Form of Borrowing Base Certificate

NO RECORDING, STAMP, DOCUMENTARY STAMP OR MORTGAGE TAXES OR FEES ARE DUE OR OTHERWISE TO BE PAID PURSUANT TO THAT ORDER DATED FEBRUARY 11, 1999 ISSUED BY THE UNITED STATES BANKRUPTCY COURT FOR THE MIDDLE DISTRICT OF FLORIDA, TAMPA DIVISION, IN IN RE: JUMBOSPORTS INC., JOINTLY ADMINISTERED BANKRUPTCY CASE NO. 98-22545-8C1, INCORPORATING AND MAKING APPLICABLE, AMONG OTHER THINGS, SECTION 1146(c) OF THE UNITED STATES BANKRUPTCY CODE.



               SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION
                           LOAN AND SECURITY AGREEMENT

     THIS SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT (this AAgreement"), is entered into as of February 12, 1999, among JUMBOSPORTS INC., a Florida corporation ("Borrower"), with its chief executive office located at 4701 W. Hillsborough Avenue, Tampa, Florida 33614, on the one hand, and the financial institutions listed on the signature pages hereof (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a ALender" and collectively as the ALenders"), and FOOTHILL CAPITAL CORPORATION, as Agent, and CONGRESS FINANCIAL CORPORATION (SOUTHERN), as Co-Agent, on the other hand.

                                   WITNESSETH:

     WHEREAS, on December 27, 1998 (the "Relief Date"), Borrower filed a petition for relief pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Florida, Tampa Division (the ACourt"). Borrower continues to operate its business and manage its properties as a debtor-in-possession pursuant to Sections 1107 and 1108 of the United States Bankruptcy Code and order of the Court; and

     WHEREAS, prior to the Relief Date, the Lenders provided financing to Borrower pursuant to that certain Loan and Security Agreement dated as of July 24, 1998, as modified and amended by that certain First Amendment to Loan and Security Agreement dated as of November 30, 1998 (as modified and amended, the APre-Relief Date Loan Agreement"); and

     WHEREAS, the Lenders= commitment to provide ongoing financing to Borrower under the Pre-Relief Date Loan Agreement has been terminated; and

     WHEREAS, Borrower has requested that the Lenders provide a senior secured, super-priority credit facility up to $110,000,000 to fund the ongoing working capital requirements of Borrower and to replace the Pre-Relief Date Loan Agreement. The Lenders are willing to provide such financing in the manner and pursuant to the terms of this Agreement;

                                   AGREEMENT:

     NOW,  THEREFORE,  in  consideration  of  the  agreements,   provisions  and
covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS AND CONSTRUCTION.. DEFINITIONS AND CONSTRUCTION.

     1.1 As used in this Agreement, the following terms shall have the following definitions:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

     "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor. For purposes of the definition of ACollateral", AAccounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower and to its Primary Subsidiaries arising out of the sale or lease of goods or the rendition of services by Borrower and its Primary Subsidiaries, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

     "Adjusted EBITDAR" means, for any period, the net income (or net loss) of Borrower, for such period as determined in accordance with GAAP, (a) plus to the extent reflected in the changes in the statement of net income for such period the sum of, without duplication, the following for Borrower (i) interest expense, (ii) taxes, (iii) depreciation and amortization expense, (iv) extraordinary losses and (v) expenses related to Borrower=s restructuring, and
(b) minus to the extent reflected in the changes in the statement of net income for such period extraordinary gains.

     "Adjusted Eurodollar Rate" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to (i) one hundred percent (100%) minus (ii) the Reserve Percentage. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     "Advances" has the meaning set forth in Section 2.1(a)).

     "Affiliate" means, as applied to any Person, any other Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person. For purposes of this definition, Acontrol" means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors or the direct or indirect power to direct the management and policies of a Person.


     "Agent" means Foothill, solely in its capacity as agent for the Lenders, and shall include any successor agent.

     "Agent's Account" has the meaning set forth in Section 2.8.

     "Agent Advance" has the meaning set forth in Section 2.1(h).

     "Agent's Fee Letter" has the meaning set forth in Section 2.12(a))(iv).

     "Agent Loan" has the meaning set forth in Section 2.1(g).

     "Agent-Related Persons" means Agent, together with its Affiliates, and the officers, directors, employees, counsel, agents, and attorneys-in-fact of Agent and such Affiliates.

     "Agreement" has the meaning set forth in the preamble hereto.

     "Appraised Value" means with respect to Primary Real Estate, the appraised value of each parcel of Real Property constituting Primary Real Estate as set forth on Schedule R-1.

     "Assignee" has the meaning set forth in Section 15.1(a)).

     "Assignment and Acceptance" has the meaning set forth in Section 15.1 (a) and shall be in the form of Exhibit A-1.

     "Assignment of Note" means that certain Assignment of Note and Security Agreement of even date herewith between Borrower and Agent, in form and substance satisfactory to the Lender Group, pursuant to which Borrower assigns to Agent the Nationwide Team Sales Note.

     "Assignment of Real Estate Trust Interests" means that certain Assignment of Business Trust Interests of even date herewith between Borrower and Agent, in form and substance satisfactory to the Lender Group, pursuant to which Borrower pledges its beneficial interests in the Real Estate Trusts.

     "Authorized Person" means any officer or other employee of Borrower.


     "Availability" means, as of the date of determination, the result (so long as such result is a positive number) of (a) the lesser of the (i) the Borrowing Base, or (ii) the Maximum Revolving Amount, less (b) the Revolving Facility Usage.

     "Availability Reserves" means such reserves as Agent from time to time determines in its reasonable discretion as being appropriate to reflect the impediments to the Lender Group's ability to realize upon the Collateral. Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based upon the following:

     (a)) post-Relief Date rent --

     (i) based upon Borrower's or any Subsidiary of Borrower's past due post-Relief Date rent; and

     (ii) based upon two months of rent payments in respect of Borrower's leased locations in any Landlord Lien State or One Turn State with respect to which an acceptable Collateral Access Agreement has not been obtained or with respect to which the inclusion of such findings and decretal portions in the Final Order, in Agent=s sole discretion, are not deemed equivalent to, and acceptable in lieu of, the execution and delivery of the afore-referenced Collateral Access Agreement;

     (b) in-store customer credits and gift certificates; and

     (c) delinquent post-Relief Date taxes and other governmental charges including without limitation ad valorem, personal property, sales and other taxes which may have priority over the security interests of the Lender Group in the Collateral.

     "Average Unused Portion of the Maximum Revolving Amount" means, as of any date of determination, (a) the Maximum Revolving Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the undrawn Letters of Credit that were outstanding during the immediately preceding month.

     "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ' 101 et seq.), as amended, and any successor statute.


     "Benefit Plan" means a Adefined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

     "Blocked Account" shall mean any deposit account established by Borrower, including the Concentration Account, at a Blocked Account Bank pursuant to a Blocked Account Agreement.

     "Blocked Account Agreements" means those certain Blocked Account Agreements, in form and substance reasonably satisfactory to Agent, each of which is among Borrower, Agent and a Blocked Account Bank, and each such Blocked Account Agreement shall be referred to herein as a ABlocked Account Agreement".

     "Blocked Account Bank" means any of Norwest Bank Minnesota, National Association, NationsBank, N.A., Hibernia National Bank and/or any other bank mutually acceptable to Borrower and Foothill.

     "Borrower" has the meaning set forth in the preamble to this Agreement.

     "Borrower=s Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower=s business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information. For purposes of the definition of "Collateral", "Borrower's Books" means all of Borrower's and its Primary Subsidiaries' books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's and its Primary Subsidiaries properties or assets (including the Collateral) or liabilities; all information relating to Borrower's and its Primary Subsidiaries business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

     "Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Tranche A Lenders, or by Agent in the case of an Agent Loan or an Agent Advance.

     "Borrowing Base" has the meaning set forth in Section 2.1(a)).

     "Borrowing Base Certificate" has the meaning set forth in Section 6.2(a)).

     "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close and Agent and Co-Agent are open.


     "Business Plan" means Borrower's and its Subsidiaries' business plans attached hereto as Schedule B-1 (confidential - previously provided to the Lenders and the Committees), together with any amendment, modification or revision of such business plan approved by Agent in its reasonable discretion.

     "Butler Shoe" means H. Butler Footwear, Inc., a Florida corporation.

     "Butler Shoe Warehouse" means that certain warehouse of Butler Shoe located at 4597 15th Street East, Bradenton, Florida 34203.

     "Change of Control" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the Abeneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of more than thirty percent (30%) of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors.

     "Chapter 11 Case" means the cases commenced by virtue of the voluntary petitions for relief under Chapter 11 of the Bankruptcy Code filed by Borrower and certain Subsidiaries of Borrower in the Court on the Relief Date and jointly administered as Chapter 11 Case No. 98-22545-8C1.

     "Closing Date" means the date of the first to occur of the making of the initial Advance, the issuance of the initial Letter of Credit, or the funding of the Term Loans.

     "Co-Agent" means Congress Financial Corporation (Southern), a Georgia corporation.

     "Co-Agent's Fee Letter" has the meaning set forth in Section 2.12(a))(iii).

     "Code" means the Uniform Commercial Code as in effect in the State of Georgia from time to time.

     "Collateral" means with respect to Borrower and its Primary Subsidiaries, all real and personal property (exclusive of Bankruptcy Recoveries (as defined in the Final Order)) of Borrower and its Primary Subsidiaries, whether now existing or hereafter arising, including without limitation each of the following:

     (a)) the Accounts,

     (b) Borrower=s Books,

     (c) the Equipment,

     (d) the General Intangibles,

     (e) the Inventory,

     (f) the Negotiable Collateral,

     (g) the Investment Property,

     (h) the Real Property Collateral,

     (i) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender Group, and

     (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower=s Books, Equipment, General Intangibles, Inventory, Negotiable Collateral, Investment Property, the Primary Real Estate, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgment agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

     "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

     "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule C-1 or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of
Section 15.1, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1, which amount is the aggregate amount of such Lender's Tranche A Commitment and Tranche B Commitment, and "Commitments" means, collectively, the aggregate amount of the Commitments of all Lenders.

     "Committees" means, collectively, the official committee of unsecured creditors and the official committee of bondholders formed, appointed or approved by the United States Trustee in the Chapter 11 Case and each of such Committees shall be referred to herein as a ACommittee".


     "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Agent.

     "Concentration   Account"  means  account  number  3753527015  of  Borrower maintained at NationsBank, N.A., or such other deposit account of Borrower (located in the United States).

     "Concentration Account Agreement" means the Blocked Account Agreement among Borrower, the Concentration Account Bank and Agent in form and substance satisfactory to Agent applicable to the Concentration Account.

     "Concentration Account Bank" means NationsBank, N.A., or such other bank satisfying the guidelines of the U.S. Trustee and designated in writing by Agent and Borrower.

     "Convertible Subordinated Notes" means those certain 43% Convertible Subordinated Notes due 2000 in the original principal amount of $74,750,000 issued pursuant to that certain Indenture dated as of November 4, 1993, among Borrower (as successor to Sports & Recreation, Inc., a Delaware corporation), as issuer, and Barnett Banks Trust Company, National Association, as trustee, as supplemented by that certain Supplemental Indenture Agreement dated as of February 14, 1997.

     "Cost" means the calculated cost of Inventory based on the RSL consistent with Borrower's current and historical accounting practices. "Cost" does not include any inventory capitalization costs inclusive of advertising, but does include freight and may include other charges used in Borrower's determination of costs of goods sold and bringing goods to market, all within Agent's sole discretion and in accordance with GAAP.

     "Court" has the meaning set forth in the first recital paragraph hereto.

     "Credit Card Agreements" means those certain agreements between Agent and the credit card processors of Borrower pursuant to which such credit card processors agree to transfer on a daily basis all credit card receipts of Borrower into the Concentration Account or other Blocked Account.

     "Daily Balance" means the amount of an Obligation owed at the end of a given day.

     "deems itself insecure" as applied to any Person means that such Person in good faith believes that the prospect of payment of the Obligations or performance under the Loan Documents is materially impaired.


     "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

     "Defaulting Lender" has the meaning set forth in Section 2.1 (f)(ii).

     "Defaulting Lenders Rate" means the Reference Rate for the first three days from and after the date the relevant payment is due and thereafter at the interest rate then applicable to Advances.

     "Deferred Closing Fee" has the meaning set forth in Section 3.6.

     "Deferred Closing Fee Carve-Out Event" has the meaning set forth in Section 3.6.

     "Designated Account" means account number 6355055921 of Borrower maintained with Borrower=s Designated Account Bank, or such other deposit account of Borrower (located within the United States) which has been designated, in writing and from time to time, by Borrower to Agent.

     "Designated Account Bank" means Norwest Bank Minnesota, National Association, whose office is located at Minneapolis, Minnesota, and whose ABA number is 091000019, or such other bank as Agent and Borrower may designate from time to time.

     "Dilution" means, in each case based upon the experience of the immediately prior twelve (12) months, the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising, returns, promotions, credits, or other dilution with respect to the Accounts, by (b) Borrower's Collections (excluding extraordinary items) plus the Dollar amount of clause (a)).

     "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the Lenders= advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of five percent (5%).

     "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Agent.

     "Dollars or $" means United States dollars.

     "Eligible Accounts" means those third party credit card Accounts, net of customary reserves created by Borrower in the ordinary course of business, that arise out of Borrower's sale of goods or rendition of services, that strictly comply with each and all of the representations and warranties respecting Accounts made by Borrower to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to Agent in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent=s reasonable credit judgment.

     "Eligible In-Transit Inventory" means those items of Inventory that do not qualify as Eligible Landed Inventory solely because they are not in a location set forth on Schedule E-1 but: (a) such Inventory is currently in-transit from a location not set forth on Schedule E-1 to a location set forth on Schedule E-1,
(b) title to such Inventory has passed to Borrower, (c) documents of title with respect to such Inventory have been delivered to Agent or its agent if requested or otherwise required by the Agent, (d) such Inventory is insured against types of loss, damage, hazards, and risks, and in amounts, satisfactory to Agent in its discretion, and (e) such Inventory has been paid for or, if purchased under an Inventory Letter of Credit, such Inventory Letter of Credit either has been drawn upon in full and reimbursed, or expired undrawn; in each case, with documentation therefor in form and substance satisfactory to Agent in its discretion.

     "Eligible Inventory" means the Eligible In-Transit Inventory and the Eligible Landed Inventory, less Inventory Reserves.

     "Eligible Landed Inventory" means Inventory consisting of first quality finished goods held for sale in the ordinary course of Borrower's business and raw materials for such finished goods, that are located at or in-transit between Borrower's premises or between Borrower=s premises and the Butler Shoe Warehouse or its successors, if any, identified on Schedule E-1, that strictly comply with each and all of the representations and warranties respecting Inventory made by Borrower to the Lender Group in the Loan Documents, and that are and at all times continue to be acceptable to the Lender Group in all respects; provided, however, that standards of eligibility may be fixed and revised from time to time by Agent in Agent's reasonable credit judgment. In determining the amount to be so included, Inventory shall be valued at the lower of Cost or market on a basis consistent with Borrower's current and historical accounting practices based on the RSL. An item of Inventory shall not be included in Eligible Landed Inventory if:

     (a) it is not owned solely by Borrower or Borrower does not have good, valid, and marketable title thereto;

     (b) it is not located at one of the locations set forth on Schedule E-1;

     (c) it is not located on property owned or leased by Borrower or in a contract warehouse, in each case, subject to a Collateral Access Agreement executed by the mortgagee, lessor, the warehouseman, or other third party, as the case may be, or with respect to which the inclusion of such findings and decretal portions in the Final Order in Agent=s sole discretion are deemed equivalent to, and acceptable in lieu of, the execution and delivery of the afore-referenced Collateral Access Agreements, and in each case segregated or otherwise separately identifiable from goods of others, if any, stored on the premises;

     (d) it is not subject to a valid and perfected first priority security interest in favor of the Agent, for itself and the Lender Group;

     (e) it consists of goods returned by Borrower's customers or goods in transit; and

     (f) it is obsolete or slow moving, a restrictive or custom item, packaging and shipping materials, supplies used or consumed in Borrower's business, Inventory subject to a Lien in favor of any third Person, defective goods, Aseconds," or Inventory acquired on consignment.

     "Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, or the asset based lending Affiliate of such bank, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country, and having total assets in excess of $5,000,000,000 or the asset based lending Affiliate of such bank; provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance or other financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000, (d) any Affiliate (other than individuals) of an existing Lender, and (e) any other Person approved by Agent and, so long as no Default or Event of Default exists, approved by Borrower.

     "Equipment" means all of Borrower=s present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing. For purposes of the definition of "Collateral", "Equipment" means all of Borrower's and its Primary Subsidiaries present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory of Borrower and its Primary Subsidiaries), wherever located, including, (a) any interest of Borrower and its Primary Subsidiaries in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. " 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.


     "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

     "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a Asubstantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

     "Eurodollar Rate" means, with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum at which United States dollar deposits are offered to Norwest Bank Minnesota, National Association by major banks in the London interbank market (or other Eurodollar Rate market selected by Agent) on or about 2:00 p.m. (Atlanta, Georgia time) two (2) Business Days prior to the commencement of such Interest Period in amounts comparable to the amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

     "Eurodollar Rate Loan" means any Advance or any Term Loan (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance or the Term Loan (or portion thereof) is payable based on the Adjusted Eurodollar Rate.

     "Event of Default" has the meaning set forth in Section 8.

     "Existing Lender" means Foothill Capital Corporation, as agent for a group of lenders and the co-agent under the Pre-Relief Date Loan Agreement.


     "FEIN" means Federal Employer Identification Number.

     "Final Order" means the order of the Court entered in the Chapter 11 Case after a final hearing under Bankruptcy Rule 4001(c)(2), satisfactory in form and substance to Agent (specifically including, but not limited to, findings of fact with respect to extending credit hereunder in good faith for purposes, among other things, of Section 364(e) of the Bankruptcy Code), together with all extensions, modifications and amendments thereto, which, among other matters but not by way of limitation, authorizes Borrower to obtain credit, incur indebtedness, and grant Liens under this Agreement and the other Loan Documents, as the case may be, and provides for the super-priority of Agent's claims on behalf of the Lenders, all as set forth in such order.

     "Foothill" means Foothill Capital Corporation, a California corporation, with an office in Atlanta, Georgia.

     "Foothill Partners" means Foothill Partners III, L.P., its successors and assigns.

     "Foothill Partners' Fee Letter" has the meaning set forth in Section 2.12(b)(ii).

     "Funding Date" means the date on which a Borrowing occurs.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

     "Genco" means Genco I, Inc., a Delaware corporation.

     "Genco Warehouse" means that certain warehouse of Genco at 1135 Heil Quaker Street, LaVergne, Tennessee.

     "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, tax refund claims, its beneficial interests in the Real Estate Trusts, option contracts and contracts for the sale of Primary Real Estate), other than goods, Accounts, and Negotiable Collateral. For purposes of the definition of "Collateral", AGeneral Intangibles" means all of Borrower's and its Primary Subsidiaries' present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, tax refund claims, Borrower's beneficial interests in the Real Estate Trusts, option contracts and contracts for the sale of Primary Real Estate), other than goods, Accounts of Borrower and its Primary Subsidiaries, and Negotiable Collateral of Borrower and its Primary Subsidiaries.

     "GOB Appraised Value" means the estimated net amount, expressed as a percentage of the Cost of Inventory, projected to be obtainable, over a finite period, for Inventory sold in a going-out-of-business sale, determined on a semi-annual basis by an appraiser satisfactory to Agent.

     "GOB Order" means that certain Order (i) Authorizing Debtor to Implement its Business Restructuring Plan by Closing Certain Stores, (ii) Permitting Debtor to Conduct Going-Out-of-Business Sales, (iii) Authorizing Debtor's Retention of Liquidator, and (iv) Approving Procedure to Reject Unexpired Leases, signed by the Court on February 1, 1999.

     "GOB Store Proceeds" means the Guaranteed Amount (as defined in that certain agency agreement referred to as the "Agreement" in the GOB Order) required to be paid by Hilco/Great American Group to Borrower which has not otherwise been paid to Borrower prior to the Closing Date, plus, if the Inventory at Borrower's Las Vegas, Nevada retail store is not otherwise included in the assets sold pursuant to the GOB Order, the net amount payable to Borrower pursuant to an order by the Court from a liquidator on account of any going-out-of-business sale of Borrower's Inventory at its Las Vegas, Nevada retail store, plus, the net amount payable to Borrower pursuant to an order by the Court from a liquidator on account of any other going-out-of-business sales of Borrower's Inventory with respect to any other retail stores of Borrower.

     "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

     "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or AEP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.


     "Indebtedness"  means:  (a) all obligations of Borrower for borrowed money,
(b) all obligations of Borrower evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of Borrower in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of Borrower under capital leases, (d) all obligations or liabilities of others secured by a Lien on any property or asset of Borrower, irrespective of whether such obligation or liability is assumed, and (e) any obligation of Borrower guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to Borrower) any indebtedness, lease, dividend, letter of credit, or other obligation of any other Person.

     "Initial GOB Store Proceeds" means $27,447,750.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Interest Coverage Ratio" means, for any period, the ratio of Adjusted EBITDAR to cash interest expense of Borrower.

     "Interest Period" means, for any Eurodollar Rate Loan, the period commencing on the Business Day such Eurodollar Rate Loan is disbursed or continued, or on the Business Day on which a Reference Rate Loan is converted to such Eurodollar Rate Loan, and ending on the date one (1), two (2), or three (3) months thereafter, as selected by Borrower and notified to Agent pursuant to
Section 2.13, but in no event ending after the Maturity Date of this Agreement.

     "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower=s present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located. For purposes of the definition of "Collateral", "Inventory" means all present and future inventory in which Borrower and its Primary Subsidiaries have any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's and its Primary Subsidiaries" present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

     "Inventory Letter of Credit" means a documentary Letter of Credit issued to support the purchase by Borrower of Inventory prior to transit to a location set forth on Schedule E-1, that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing list, certificate of origin, bill of lading or airwaybill, customs clearance documents, quota statement, inspection certificate, beneficiaries statement, and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts, or other documents of title) in form and substance satisfactory to Agent and reflecting the passage to Borrower of title to first quality Inventory conforming to Borrower's contract with the seller thereof. Any such Letter of Credit shall cease to be an AInventory Letter of Credit" at such time, if any, as the goods purchased thereunder become Eligible Landed Inventory.

     "Inventory Reserves"means such reserves as may be established from time to time by Agent in Agent's reasonable discretion with respect to the determination of the saleability, at retail, of the Eligible Inventory or which reflect such other factors as affect the current retail or market value of the Eligible Inventory. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based upon the following:

     (a) Inventory held at the Genco Warehouse to the extent such Inventory is Eligible Inventory;

     (b) damaged Inventory to the extent such Inventory is included in the RSL;

     (c) variances between the ISL and the RSL to the extent the RSL exceeds the ISL;

     (d) estimated reclamation claims of unpaid sellers of Inventory sold to Borrower (other than reclamation claims asserted in the Chapter 11 Case which will be paid in cash or allowed as administrative expense claims);

     (e) Inventory, as of any date of determination, in excess of one hundred twenty percent (120%) of the level of Inventory reflected on the balance sheet contained in the Business Plan as of the month of the date of determination;

     (f) Inventory, as of any date of determination, at a level lower than eighty percent (80%) of the level of Inventory reflected on the balance sheet contained in the Business Plan as of the month of the date of determination;

     (g) actual shrinkage in excess of shrinkage accrual on Borrower=s Books;

     (h) change in Inventory character, composition or mix; and

     (i) trade discounts given by Borrower's vendors that have not otherwise reduced Inventory.

     "Investment Property" means all of Borrower's "investment property" as such term is defined in the Code, now owned or hereafter acquired by Borrower and, in any event, including without limitation all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts. For purposes of the definition of "Collateral", "Investment Property" means all of Borrower's and its Primary Subsidiaries'
"investment property" as such term is defined in the Code, now owned or hereafter acquired by Borrower and its Subsidiaries and, in any event, including without limitation all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts.

     "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

     "ISL" means the inventory stock ledger of Borrower.

     "L/C" has the meaning set forth in Section 2.2(a)).

     "L/C Guaranty" has the meaning set forth in Section 2.2(a)).

     "Landlord Lien State" means any state or jurisdiction under whose statutory or common law the rights of a landlord in assets of that landlord's tenant, for unpaid rent, may be senior to a perfected security interest in such assets.

     "Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 15.1.

     "Lender Group" means, individually and collectively, each of the individual Lenders and Agent.

     "Lender Group Expenses" means, except as limited by Section 2.12(c), all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by the Lender Group; reasonable fees or charges paid or incurred by the Lender Group in connection with the Lender Group's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Agent in the disbursement of funds to Borrower (by wire transfer or otherwise); reasonable charges paid or incurred by Agent resulting from the dishonor of checks; costs and expenses paid or incurred by Agent to correct any Default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Personal Property Collateral or the Real Property Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by the Lender Group (including any costs and expenses to engage outside parties) in examining Borrower's Books and in monitoring and analyzing the Personal Property Collateral and the Real Property Collateral; reasonable costs and expenses of the Oversight Agent; costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any guarantor; and the Lender Group's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including attorneys fees and expenses incurred in connection with the Chapter 11 Case or in any other "workout," "restructuring," or any other Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought; provided, however, that prior to a Default or Event of Default "Lender Group Expenses" shall not include any attorneys fees and expenses of any member of the Lender Group other than Agent, Co-Agent and Foothill Partners.


     "Letter of Credit" means an L/C or an L/C Guaranty, as the context requires.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

     "Loan Account" has the meaning set forth in Section 2.11.

     "Loan Documents" means this Agreement, the Assignment of Note, the Disbursement Letter, the Letters of Credit, the Credit Card Agreements, the Blocked Account Agreements, the Oversight Agent Agreement, the Mortgages, the Stock Pledge Agreement, the Subsidiary Guaranty Agreement, the Subsidiary Security Agreement, the Trademark Security Agreement, the Assignment of Real Estate Trust Interests, the Agent's Fee Letter, the Co-Agent's Fee Letter, the Foothill Partners= Fee Letter, any note or notes executed by Borrower and payable to the Lender Group, and any other agreement entered into, now or in the future, in connection with this Agreement.


     "Margin" has the meaning set forth in Section 2.7(a)).

     "Material Adverse Change" means, except for the filing of the Chapter 11 Case and events disclosed to the Lenders prior to the Closing Date, (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower or any Subsidiary of Borrower, (b) the material impairment of Borrower's or any Subsidiary of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of the Lender Group to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral, or (d) a material impairment of the priority of the Lender Group's Liens with respect to the Collateral.

     "Maturity Date" means August 12, 2000.

     "Maximum Amount" means, as of the date of determination, the sum of (a) the Maximum Revolving Amount, and (b) the then outstanding principal balance of the Term Loans.

     "Maximum Revolving Amount" means $85,000,000.

     "Mortgage" means any mortgage, deeds of trust, or deed to secure debt, executed by Borrower or a Subsidiary of Borrower in favor of Agent, the form and substance of which shall be satisfactory to the Lender Group.

     "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six
(6) years.

     "Nationwide Team Sales" means Nationwide Team Sales, Inc., a Florida corporation.

     "Nationwide Team Sales Note" means that certain promissory note of even date herewith from Nationwide Team Sales to Borrower which note is secured by substantially all of the assets of Nationwide Team Sales.

     "Negotiable Collateral" means all of Borrower's present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of Borrower), documents, personal property leases (wherein Borrower is the lessor), chattel paper, and Borrower's Books relating to any of the foregoing. For purposes of the definition of "Collateral", "Negotiable Collateral" means all of Borrower's and its Primary Subsidiaries' present and future letters of credit, notes, drafts, instruments, investment property, security entitlements, securities (including the shares of stock of Subsidiaries of Borrower and its Primary Subsidiaries), documents, personal property leases (wherein Borrower and its Primary Subsidiaries are the lessor), chattel paper, and Borrower's Books (of Borrower and its Primary Subsidiaries) relating to any of the foregoing.

     "Net Proceeds" means (a) with respect to Primary Real Estate, the net cash or cash equivalent proceeds from the sale of such Primary Real Estate after payment of reasonable selling costs and expenses not to exceed ten percent (10%) of the gross proceeds from such sale, and (b) with respect to Secondary Real Estate, the net cash or cash equivalent proceeds from the sale of such Secondary Real Estate after payment of reasonable selling costs and expenses not to exceed ten percent (10%) of the gross proceeds from such sale and after satisfaction of any mortgage or other Lien on such Secondary Real Estate.

     "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations under any outstanding Letters of Credit, fees (including Deferred Closing Fees), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, or Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to the Lender Group of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between the Lender Group and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that the Lender Group may have obtained by assignment or otherwise, and further including all interest not paid when due and all Lender Group Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

     "One Turn State" means any state or other jurisdiction under whose statutory or common law the relative priority of the rights of a landlord in assets of that landlord's tenant, for unpaid rent, vis a vis the rights of the holder of a perfected security interest therein is dependent upon whether such security interest arose prior to or subsequent to the subject asset's coming onto the demised premises.

     "Originating Lender" has the meaning set forth in Section 15.1(e).

     "Overadvance" has the meaning set forth in Section 2.6.

     "Oversight Agent" means Paragon Capital LLC, a Delaware limited liability company, or such other "Oversight Agent" designated by Agent.


     "Oversight Agent Agreement" means that certain Oversight Agent Agreement of even date herewith among the Oversight Agent and Agent.

     "Participant" has the meaning set forth in Section 15.1(e).

     "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

     "Permitted Liens" means (a) Liens held by the Lender Group, (b) Liens for unpaid taxes (i) that are not yet due and payable or (ii) that are the subject of Permitted Protests or (iii) with respect to which Borrower's failure to pay such taxes is permitted by the Bankruptcy Code or an order of the Court after notice and a hearing or (iv) with respect to which Borrower's failure to pay such taxes is consented to in writing by the holders of such tax claims and written notice thereof is provided to Agent or (v) with respect to which Borrower's failure to pay such taxes is consented to in writing by the Required Lenders, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases (e) purchase money security interests and Liens of lessors under capital leases securing Indebtedness in an aggregate amount not to exceed $1,000,000 at any time and so long as the Lien only attaches to the asset purchased or acquired and only secures the purchase price of the asset, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet due and payable, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance,
(h) Liens or deposits to secure performance of bids, tenders, or leases (to the extent permitted under this Agreement), incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, (i) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of Borrower, (j) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Agent, (k) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of the Lender Group's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower, and (l) with respect to Secondary Real Estate, Liens of mortgagees listed on Schedule P-2.

     "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is
established   on  the  books  of  Borrower  in  an  amount  that  is  reasonably satisfactory to Agent, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of the Lender Group in and to the Collateral.

     "Person"  means  and  includes  natural  persons,   corporations,   limited
liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

     "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

     "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

     "Pre-Relief Date Loan Agreement" has the meaning set forth in the second recital paragraph hereto.

     "Primary Real Estate" means the Real Property described on Schedule R-1 and any other Real Property acquired by Borrower or any Subsidiary of Borrower after the Closing Date.

     "Primary Subsidiaries" means, with respect to Borrower, all of its Subsidiaries other than Property Holdings, the Real Estate Trusts and Nationwide Team Sales.

     "Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the aggregate amount of the Commitments.

     "Property   Holdings"  means  Property   Holdings   Company  I,  a  Florida
corporation.

     "Real Estate Indebtedness" means the Indebtedness secured by the Secondary Real Estate, as described on Schedule 7.1.

     "Real Estate Trusts" means the business trusts listed on Schedule T-1.

     "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or any Subsidiary of Borrower.

     "Real Property Collateral" means the Primary Real Estate.

     "Reference Rate" means the variable rate of interest, per annum, most recently announced by Norwest Bank Minnesota, National Association, or any successor thereto, as its Abase rate," irrespective of whether such announced rate is the best rate available from such financial institution.

     "Reference Rate Loan" means any Advance or the Tranche A Term Loans (or any portion thereof) made or outstanding hereunder during any period when interest on such Advance or the Tranche A Term Loans (or portion thereof) is payable based on the Reference Rate.

     "Release Price" means, with respect to any of the Primary Real Estate, ninety percent (90%) of the Appraised Value of such Primary Real Estate.

     "Relief Date" has the meaning set forth in the first recital paragraph hereto.

     "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of thirty (30) days notice to the PBGC is waived under applicable regulations.

     "Required Lenders" means, at any time, Lenders whose Pro-Rata Shares aggregate sixty-six and two-thirds percent (66b%) or more of the Commitments.

     "Requirement of Law" means, as to any Person: all (a) (i) statutes and regulations and (ii) court orders and injunctions, arbitrators' decisions, and/or similar rulings, in each instance by any governmental authority, or other body which has jurisdiction over such Person, or any property of such Person, or of any other Person whose conduct such Person would be responsible and (b) that Person's organizational documents, by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

     "Reserve Percentage" means and refers to, as of the date of determination thereof, the maximum percentage (rounded upward, if necessary to the nearest 1/100th of one percent (1%)), as determined by Agent (or its Affiliates) in accordance with its (or their ) usual procedures (which determination shall be conclusive in the absence of manifest error), that is in effect on such date as prescribed by the Federal Reserve Board for determining the reserve requirements (including supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") by Norwest Bank Minnesota, National Association or its Affiliates.

     "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.


     "Revolving Facility Usage" means, as of any date of determination, the aggregate amount of Advances and undrawn or unreimbursed Letters of Credit outstanding.

     "RSL" means the retail stock ledger of Borrower.

     "Secondary Real Estate A means the Real Property described on Schedule R-2.

     "Senior Claims" means those pre-Relief Date claims or liens set forth on Schedule S-1 attached hereto, if any, that have priority over, or are pari passu with, the claims and Liens of Agent on behalf of the Lenders, to the extent allowed by the Bankruptcy Court or in any plan of reorganization consented to by the Lenders.

     "Settlement" has the meaning set forth in Section 2.1(i)(i).

     "Settlement Date" has the meaning set forth in Section 2.1(i)(i).

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

     "Stock Pledge Agreement" means that certain Stock Pledge Agreement of even date herewith among Borrower and Agent, in form and substance satisfactory to the Lender Group.

     "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity and, with respect to Borrower, (a) shall be deemed to include without limitation the Real Estate Trusts and, (b) shall include without limitation Property Holdings, Sports & Recreation Holdings of PA, Inc., a Delaware corporation, Guide Series, Inc., a Florida corporation, Construction Resolution, Inc., a Florida corporation, Sports & Recreation, Inc., a Florida corporation, Retail Process Management, Inc., a Florida corporation, and Nationwide Team Sales.


     "Subsidiary Guaranty Agreement" means that certain Subsidiary Guaranty of even date herewith from Borrower's Primary Subsidiaries and Property Holdings to Agent, in form and substance satisfactory to the Lender Group.

     "Subsidiary Security Agreement" means that certain Subsidiary Security Agreement of even date herewith among Borrower's Primary Subsidiaries and Agent, in form and substance satisfactory to the Lender Group.

     "Term Loans" means, collectively, the Tranche A Term Loans and the Tranche B Term Loans.

     "Termination Date" has the meaning set forth in Section 3.4.

     "Trademark Security Agreement" means that certain Trademark Security Agreement of even date herewith among Borrower, Guide Series, Inc., a Florida corporation, and Agent, in form and substance satisfactory to the Lender Group.

     "Tranche A Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Tranche A Commitment" on Schedule C-1 or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Tranche A Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1 and "Tranche A Commitments" means, collectively, the aggregate amount of the Tranche A Commitments of all Lenders.

     "Tranche A Commitment Fee" has the meaning set forth in Section 2.12(a)).

     "Tranche A Commitment Fee Second  Installment" has the meaning set forth in
Section 2.12(a)).

     "Tranche A Lender" means any Lender who has a Tranche A Commitment.

     "Tranche A Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Tranche A Commitment and the denominator of which is the aggregate amount of the Tranche A Commitments.


     "Tranche A Term Loans" has the meaning set forth in Section 2.3(a)).

     "Tranche B Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Tranche B Commitment" on Schedule C-1 or on Schedule 1 to the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 15.1, as such Tranche B Commitment may be adjusted from time to time in accordance with the provisions of Section 15.1 and "Tranche B Commitments" means, collectively, the aggregate amount of the Tranche B Commitments of all Lenders.

     "Tranche B Commitment Fee" has the meaning set forth in Section 2.12(b).

     "Tranche B Lender" means any Lender who has a Tranche B Commitment.

     "Tranche B Pro-Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Tranche B Commitment and the denominator of which is the aggregate amount of the Tranche B Commitments.

     "Tranche B Term Loans" has the meaning set forth in Section 2.4(a)).

     "Voidable Transfer" has the meaning set forth in Section 18.6.

     1.2. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

     1.3. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

     1.4. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the requisite members of the Lender Group or by Agent upon the direction by the requisite members of the Lender Group. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.


     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

     2. LOAN AND TERMS OF PAYMENT.

     2.1 Revolving Advances

     (a) Subject to the terms and conditions of this Agreement, each Tranche A Lender agrees to make advances "Advances") to Borrower in an amount at any one time outstanding not to exceed such Tranche A Lender's Pro-Rata Share of an amount equal to the lesser of (a)) the Maximum Revolving Amount, less the outstanding balance of all undrawn or unreimbursed Letters of Credit, or (B) the Borrowing Base, less (x) the aggregate amount of all undrawn or unreimbursed Letters of Credit (other than Inventory Letters of Credit), less (y) the sum of
(a)a twenty-five and one-half of one percent (25.5%) of the aggregate amount of all undrawn or unreimbursed Inventory Letters of Credit, and (bb) freight and duty charges applicable thereto, less (z) the aggregate amount of the Availability Reserves. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of:

     (I) the lesser of (i) $2,500,000 or (ii) eighty percent (80%) of Eligible Accounts, less the amount, if any, of the Dilution Reserve, plus

     (II) the lesser of (i) the Maximum Revolving Amount, less the amount of availability created under subsection (I) above, (ii) seventy-four and one-half of one percent (74.5%) of the lower of Cost or market value (determined based on the RSL) of Eligible Inventory, or (iii) ninety percent (90%) of the most recently determined GOB Appraised Value of the Cost (determined based on the RSL) of Inventory, minus

     (III) the aggregate amount of reserves, if any, established by Agent under Sections 2.1(b), 6.15 and 10.

     (b) Anything to the contrary in Section 2.1(a) above notwithstanding, (i) Agent may create reserves against or reduce its advance rates based upon Eligible Accounts or Eligible Inventory without declaring an Event of Default if it determines that there has occurred a Default or a Material Adverse Change,
(ii) Agent may create reserves for the Carve-Out Amount, (iii) Agent may create reserves in the amount of any claims allowed by order of the Court pursuant to
Section 506(c) of the Bankruptcy Code which will be charged against the Collateral or the Lenders, (iv) Agent may create reserves in the amount of any unpaid post-Relief Date rent or other amounts due under any real property leases of Borrower except to the extent (a) Borrower's failure to pay such post-Relief Date rent or other amounts due is permitted by the Bankruptcy Code or by order of the Court after notice and a hearing, or (B) Borrower's failure to pay such post-Relief Date rent or other amounts due is consented to in writing by the applicable lessors and written notice thereof is provided to Agent or (C) Borrower's failure to pay such post-Relief Date rent or other amounts due is consented to in writing by the Required Lenders, and (v) Agent may create reserves in the amount of any unpaid post-Relief Date taxes or other similar charges owed by Borrower except to the extent (a) such taxes or other similar charges are the subject of a Permitted Protest, or (B) Borrower's failure to pay such taxes or other similar charges is permitted by the Bankruptcy Code or by order of the Court after notice and a hearing, or (C) Borrower's failure to pay such taxes or other similar charges is consented to in writing by the holders of such claims and written notice thereof is provided to Agent, or (D) Borrower's failure to pay such taxes or other similar charges is consented to in writing by the Required Lenders.


     (c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

     (d) Procedure for Borrowing. Each Borrowing shall be made upon Borrower's irrevocable request therefor delivered to Agent (which notice must be received by Agent no later than 1:00 p.m. (Atlanta, Georgia time) on the Funding Date if such advance is for $5,000,000 or less or no later than 1:00 p.m. (Atlanta, Georgia time) on the Business Day immediately preceding the requested Funding Date if such advance is for more than $5,000,000) specifying (i) the amount of the Borrowing; and (ii) the requested Funding Date, which shall be a Business Day.

     (e) Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d) in excess of $5,000,000, Agent shall elect, in its discretion, (i) to have the terms of Section 2.1(f) apply to such requested Borrowing, or (ii) to make an Agent Loan pursuant to the terms of Section 2.1(g) in the amount of the requested Borrowing. Any requested Borrowing of $5,000,000 or less shall be made as an Agent Loan pursuant to the terms of Section 2.1(g).

     (f) Making of Advances.

     (i) In the event that Agent shall elect to have the terms of this Section 2.1(f) apply to a requested Borrowing in excess of $5,000,000 as described in
Section 2.1(e), then promptly after receipt of a request for a Borrowing pursuant to Section 2.1(d), Agent shall notify the Lenders, not later than 4:00 p.m. (Atlanta, Georgia time) on the Business Day immediately preceding the Funding Date applicable thereto, by telephone and promptly followed by telecopy, or other similar form of transmission, of the requested Borrowing. Each Tranche A Lender shall make the amount of such Tranche A Lender's Pro-Rata Share of the requested Borrowing available to Agent in same day funds, to such account of Agent as Agent may designate, not later than 3:00 p.m. (Atlanta, Georgia time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 (with respect to the initial funding on the Closing Date) and 3.2, Agent shall make the proceeds of such Advances available to Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Advances received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.1(l), Agent shall not request any Tranche A Lender to make, and no Tranche A Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has actual knowledge, that one or more of the applicable conditions precedent set forth in Sections 3.1 (with respect to the initial funding on the Closing Date) or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing; provided further, however, that, subject to the provisions of Section 2.1(l), Agent shall not request any Tranche A Lender to make, and no Tranche A Lender shall have the obligation to make, any Advance if Agent shall have received written notice from any Lender, or otherwise has knowledge that the requested Advance would result in the outstanding Advances and Letters of Credit exceeding the Availability on such Funding Date.

     (ii) Unless Agent receives notice from a Tranche A Lender with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Tranche A Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Tranche A Lender's Pro-Rata Share of the Borrowing as to Borrowings to which this Section 2.1(f) applies, Agent may assume that each Tranche A Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Tranche A Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Tranche A Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lenders Rate for each day during such period. A notice from Agent submitted to any Tranche A Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is paid to Agent such payment to Agent shall constitute such Tranche A Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not paid to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Tranche A Lender to make any Advance on any Funding Date shall not relieve any other Tranche A Lender of any obligation hereunder to make an Advance on such Funding Date, but no Tranche A Lender shall be responsible for the failure of any other Tranche A Lender to make the Advance to be made by such other Tranche A Lender on any Funding Date. Any Tranche A Lender that fails to make any Advance that it is required to make hereunder on any Funding Date and that has not cured such failure by making such Advance within one Business Day after written demand upon it by Agent to do so, shall constitute a "Defaulting Lender" for purposes of this Agreement until such Advance is made.


     (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro-Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender" and such Defaulting Lender's Commitment shall be deemed to be zero. This section shall remain effective with respect to such Defaulting Lender until (a)) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable or (B) the requisite non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing. The operation of this section shall not be construed to increase or otherwise affect the Commitment of any non-Defaulting Lender, or relieve or excuse the performance by Borrower or its Subsidiaries or any guarantor of the Obligations or their duties and obligations hereunder.

     (g) Making of Agent Loans.

     (i) In the event Agent shall elect to have the terms of this Section 2.1(g) apply to a requested Borrowing in excess of $5,000,000 as described in Section 2.1(e) or in the event of any requested Borrowing of $5,000,000 or less, Agent shall make an Advance in the amount of such Borrowing (any such Advance made solely by Agent pursuant to this Section 2.1(g) being referred to as an "Agent Loan" and such Advances being referred to collectively as "Agent Loans") available to Borrower on the Funding Date applicable thereto by transferring same day funds to Borrower's Designated Account. Each Agent Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Advance). Subject to the provisions of Section 2.1(l), Agent shall not make any Agent Loan if Agent shall have received written notice from any Lender (a) copy of which will be provided to Borrower), or otherwise has actual knowledge, that (i) one or more of the applicable conditions precedent set forth in Section 3.1 (with respect to the initial funding on the Closing Date) or 3.2 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (ii) the requested Borrowing would result in the Advances and the Letters of Credit exceeding the Availability on such Funding Date. Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3.1 or 3.2 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Agent Loan.


     (ii) The Agent Loans shall be secured by the Collateral and shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances pursuant to Section 2.7.

     (h) Agent Advances.

     (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence of a Default or an Event of Default (but without constituting a waiver of such Default or Event of Default), or (2) at any time that any of the other applicable conditions precedent set forth in Section 3.1 or 3.2 have not been satisfied, or (3) at any time there is no Availability, to make Advances to Borrower on behalf of the Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of, or maximize the amount of, repayment of the Obligations, or (C) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.1(h) being hereinafter referred to as "Agent Advances"); provided, that Agent shall not make any Agent Advances to Borrower without the consent of the Required Lenders if the amount thereof would exceed $3,000,000 in the aggregate at any one time.

     (ii) Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to the Obligations pursuant to
Section 2.7.

     (i) Settlement. It is agreed that each Tranche A Lender's funded portion of the Advances is intended by the Tranche A Lenders to be equal at all times to such Tranche A Lender's Tranche A Pro-Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Agent Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

     (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) for itself, with respect to each Agent Loan and Agent Advance, and (2) with respect to Collections received, as to each by notifying the Lenders by telephone and promptly followed by telecopy, or other similar form of transmission, of such requested Settlement, no later than 4:00 p.m. (Atlanta, Georgia time) on the Business Date immediately preceding the date of such requested Settlement (the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Term Loans, Agent Loans, and Agent Advances for the period since the prior Settlement Date, the amount of repayments received in such period, and the amounts allocated to each Lender of the principal, interest, fees, and other charges for such period. Subject to the terms and conditions contained herein (including Section 2.1(i)(ii)): (y) if (a) a Tranche A Lender's balance of the Advances, Tranche A Term Loans, Agent Advances and Agent Loans is less than such Lender's Tranche A Pro-Rata Share of the Advances, Tranche A Term Loans, Agent Advances and Agent Loans, or (B) a Tranche B Lender's balance of the Tranche B Term Loans is less than such Lender's Tranche B Pro-Rata Share of the Tranche B Term Loans, then such Lender shall by no later than 3:00 p.m. (Atlanta, Georgia time) on the Settlement Date transfer in same day funds to the account of Agent as Agent may designate, an amount such that each Lender shall, upon receipt of such amount, have as of the Settlement Date, its Tranche A Pro-Rata Share of all Advances, Tranche A Term Loans, Agent Advances and Agent Loans, and its Tranche B Pro-Rata Share of all Tranche B Term Loans; and (z) if (a) a Tranche A Lender's balance of the Advances, Tranche A Term Loans, Agent Advances and Agent Loans exceeds such Lender's Tranche A Pro-Rata Share of the Advances, Tranche A Term Loans, Agent Advances and Agent Loans, or (B) a Tranche B Lender's balance of the Tranche B Term Loans exceeds such Lender's Tranche B Pro-Rata Share of the Tranche B Term Loans, then Agent shall by no later than 4:00 p.m. (Atlanta, Georgia time) on the Settlement Date transfer in same day funds to the account of such Lender as such Lender may designate, an amount such that each Lender shall, upon receipt of such amount, have as of the Settlement Date, its Tranche A Pro-Rata Share of all Advances, Tranche A Term Loans, Agent Advances and Agent Loans, and its Tranche B Pro-Rata Share of all Tranche B Term Loans; provided, however, that notwithstanding the foregoing or anything in this Agreement which may be construed to the contrary, all Agent Advances made at any time when the Tranche A Commitment has not been terminated or there remain outstanding Advances or Tranche A Term Loans shall be allocated to and reimbursed by the Tranche A Lenders in accordance with their Tranche A Pro Rata Shares and all Agent Advances made at any time thereafter shall be allocated to and reimbursed by the Tranche B Lenders in accordance with their respective Tranche B Pro-Rata Shares. Amounts made available to Agent under clause (y) of the immediately preceding sentence shall be applied against the amounts of the applicable Agent Loan or Agent Advance and, together with the portion of such Agent Loan or Agent Advance representing Foothill's Pro-Rata Share, Tranche A Pro-Rata Share or Tranche B Pro-Rata Share, as the case may be, thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lenders Rate.

     (ii) In determining whether a Lender's balance of the Advances, Term Loans, Agent Loans, and Agent Advances is less than, equal to, or greater than such Lender's Tranche A Pro-Rata Share or Tranche B Pro-Rata Share, as the case may be, of the Advances, Term Loans, Agent Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such Settlement; provided, however, that the commitment fee payable by Borrower under Section 2.12(a) shall be distributed to the Lenders within three Business Days following the Closing Date without regard to the netting of amounts owing to or owed by any Lender as part of a Settlement.


     (iii) Between Settlement Dates, Agent, to the extent no Agent Advances or Agent Loans are outstanding, may pay over to Foothill any payments received by Agent, which in accordance with the terms of the Agreement would be applied to the reduction of the Advances, for application to Foothill's Tranche A Pro-Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Foothill's Tranche A Pro-Rata Share of the Advances other than to Agent Loans or Agent Advances, as provided for in the previous sentence, Foothill shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Tranche A Pro-Rata Share of the Advances. During the period between Settlement Dates, Agent with respect to Agent Loans and Agent Advances, and each Lender with respect to the Term Loans, and each Tranche A Lender with respect to the Advances other than Agent Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Agent or the Lenders, as applicable.

     (j) Notation. Agent shall record on its books the principal amount of the Term Loans, and the Advances owing to each Lender, including the Agent Loans and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Term Loan, and Advances in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

     (k) Lenders' Failure to Perform. All Advances (other than Agent Loans and Agent Advances) shall be made by the Tranche A Lenders simultaneously and in accordance with their Tranche A Pro-Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advances hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Advances hereunder, and (ii) no failure by any Lender to perform its obligation to make any Advances hereunder shall excuse any other Lender from its obligation to make any Advances hereunder.


     (l) Overadvances. (i) Agent may make voluntary Overadvances without the written consent of the Required Lenders for amounts charged to the applicable Loan Account for principal payments on the Term Loans, interest, fees or Lender Group Expenses pursuant to Section 2.1(h)(i)(3)(C). If the conditions for borrowing under Section 3.2 cannot be fulfilled, Agent may not knowingly and intentionally continue to make Advances (including Agent Loans but excluding Agent Advances pursuant to Section 2.1(h)) unless each of the following conditions is satisfied: (1) after giving effect to any such Advances, the Advances outstanding would not exceed the Borrowing Base by more than an amount proposed by Agent and agreed to by the Lenders, (2) such Advances are made pursuant to a plan (proposed by Agent and agreed to by the Lenders) for the elimination of the Advances outstanding in excess of the Borrowing Base, (3) the outstanding Revolving Facility Usage (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses), does not exceed the Maximum Revolving Amount and (4) Agent shall not make any such voluntary Overadvance more than sixty (60) days after the date of the first Overadvance each time Agent shall make or provide the same, provided, that, if at any time within any such sixty (60) day period commencing on the date of the first such Overadvance, the Advances and the outstanding Letters of Credit do not exceed the Borrowing Base for thirty (30) consecutive days, then such sixty
(60) day period shall cease and recommence upon the next time that Agent may make such Overadvance. The foregoing provisions are for the sole and exclusive benefit of Agent and the Lenders and are not intended to benefit Borrower in any way. The Agent Advances and Agent Loans, as applicable, that are made pursuant to this Section 2.1(l) shall be subject to the same terms and conditions as any other Agent Advance or Agent Loan, as applicable, except that the rate of interest applicable thereto shall be the rates set forth in Section 2.7(c)(i) without regard to the presence or absence of a Default or Event of Default; provided, that the Required Lenders may, at any time, revoke Agent's authorization contained in this Section 2.1(l) to make Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses), any such revocation to be in writing and to become effective upon Agent's receipt thereof; provided further, however, that the making of such Overadvances shall not constitute a waiver of such Event of Default arising therefrom.

     (ii) In the event Agent obtains actual knowledge that Revolving Facility Usage exceeds the amount permitted by the preceding paragraph, regardless of the amount of or reason for such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any further) intentional Overadvances (except for and excluding amounts charged to the applicable Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and Lenders thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In the event any Lender disagrees over the terms of reduction and/or repayment of any Overadvance, the terms of reduction and/or repayment thereof shall be implemented according to the determination of the Required Lenders.


     (iii) Each Lender  shall be  obligated  to settle with Agent as provided in
Section 2.1(i) and Section 2.1(l)(ii) for the amount of such Lender's Pro-Rata Share, Tranche A Pro-Rata Share or Tranche B Pro-Rata Share, as the case may be, of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.1(l), and any Overadvances resulting from the charging to the applicable Loan Account of interest, fees, or Lender Group Expenses.

     2.2 Letters of Credit.

     (a) Agreement to Cause Issuance; Amounts; Outside Expiration Date. Subject to the terms and conditions of this Agreement, Agent agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to issue guarantees of payment (each such guaranty, an "L/C Guaranty") with respect to letters of credit issued by an issuing bank for the account of Borrower. Agent shall have no obligation to issue a Letter of Credit if any of the following would result:

     (i) the sum of twenty-five and one-half of one percent (25.5%) of the aggregate amount of all undrawn and unreimbursed Inventory Letters of Credit, plus freight and duty charges applicable thereto, plus one hundred percent (100%) of the aggregate amount of all other types of undrawn and unreimbursed Letters of Credit, would exceed the Borrowing Base less the amount of outstanding Advances (including any Agent Advances and Agent Loans) less the aggregate amount of Availability Reserves and reserves established under Section 2.1(b); or

     (ii) the aggregate amount of all undrawn or unreimbursed Letters of Credit (including Inventory Letters of Credit) would exceed the lower of: (x) the Maximum Revolving Amount less the amount of outstanding Advances (including any Agent Advances and Agent Loans) less the aggregate amount of Availability Reserves and reserves established under Section 2.1(b); or (y) $10,000,000; or

     (iii) the outstanding Obligations (other than under the Term Loans) would exceed the Maximum Revolving Amount.

     Borrower expressly understands and agrees that Agent shall have no obligation to arrange for the issuance by issuing banks of the letters of credit that are to be the subject of L/C Guarantees. Borrower and the Lender Group acknowledge and agree that certain of the letters of credit that are to be the subject of L/C Guarantees may be outstanding on the Closing Date. Each Letter of Credit shall have an expiry date no later than the date on which this Agreement is scheduled to terminate under Section 3.4 (without regard to any potential renewal term) and all such Letters of Credit shall be in form and substance acceptable to Agent in its sole discretion. If the Tranche A Lenders are obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such amount to Agent and, in the absence of such reimbursement, the amount so advanced immediately and automatically shall be deemed to be a Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances under Section 2.7.

     (b) Indemnification. Borrower hereby agrees to indemnify, save, defend, and hold the Tranche A Lenders harmless from any loss, cost, expense, or liability, including payments made by the Tranche A Lenders, expenses, and reasonable attorneys fees incurred by the Tranche A Lenders arising out of or in connection with any Letter of Credit. Borrower agrees to be bound by the issuing bank's regulations and interpretations of any letters of credit guarantied by the Tranche A Lenders and opened to or for Borrower's account or by Agent's interpretations of any Letter of Credit issued by Agent to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Tranche A Lenders shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Guarantees may require the Tranche A Lenders to indemnify the issuing bank for certain costs or liabilities arising out of claims by Borrower against such issuing bank. Borrower hereby agrees to indemnify, save, defend, and hold the Tranche A Lenders harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Tranche A Lenders under any L/C Guaranty as a result of the Tranche A Lenders' indemnification of any such issuing bank.

     (c) Supporting Materials. Borrower hereby authorizes and directs any bank that issues a letter of credit guaranteed by an L/C Guaranty to deliver to Agent all instruments, documents, and other writings and property received by the issuing bank pursuant to such letter of credit, and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with such letter of credit and the related application. Borrower may or may not be the "applicant" or "account party" with respect to such letter of credit.

     (d) Costs of Letters of Credit. Any and all charges, commissions, fees, and costs incurred by Agent relating to the letters of credit guaranteed by an L/C Guaranty shall be considered Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent.

     (e) Cash Collateral. Immediately upon the termination of this Agreement, Borrower agrees to either (i) provide cash collateral to be held by Agent in an amount equal to 102% of the maximum amount of the Tranche A Lenders' obligations under Letters of Credit, or (ii) cause to be delivered to Agent releases of all of the Tranche A Lenders' obligations under outstanding Letters of Credit. At Agent's discretion, any proceeds of Collateral received by Agent after the occurrence and during the continuation of an Event of Default may be held as the cash collateral required by this Section 2.2(e).


     (f) Increased Costs. If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application by any governmental authority of any such applicable law, treaty, rule, or regulation, or (ii) compliance by the issuing bank or the Tranche A Lenders with any direction, request, or requirement (irrespective of whether having the force of law) of any governmental authority or monetary authority including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect (and any successor thereto):

     (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letters of Credit issued hereunder, or

     (ii) there shall be imposed on the issuing bank or the Tranche A Lenders any other condition regarding any letter of credit, or Letter of Credit, as applicable, issued pursuant hereto;

     and the result of the foregoing is to increase, directly or indirectly, the cost to the issuing bank or the Tranche A Lenders of issuing, making, guaranteeing, or maintaining any letter of credit, or Letter of Credit, as applicable, or to reduce the amount receivable in respect thereof by such issuing bank or the Tranche A Lenders, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as the issuing bank or Agent may specify to be necessary to compensate the issuing bank or Agent for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate set forth in Section 2.7(a)) or
(c)(i), as applicable. The determination by the issuing bank or Agent, as the case may be, of any amount due pursuant to this Section 2.2(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, and delivered to Borrower upon completion thereof, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     (g) Participations.

     (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with this Section 2.2, each Tranche A Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through Agent to such issuer in connection with the issuance of such Letter of Credit, equal to such Tranche A Lenders' Tranche A Pro-Rata Share of the face amount of such Letter of Credit (including, without limitation, all obligations of Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

     (ii) Documentation. Upon the request of any Tranche A Lender, Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreements executed in connection therewith, application for any Letter of Credit and credit support or enhancement provided through Agent in connection with the issuance of any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.


     (iii) Obligations Irrevocable. The obligations of each Tranche A Lender to make payments to Agent with respect to any Letter of Credit or with respect to any credit support or enhancement provided through Agent with respect to a Letter of Credit, and the obligations of Borrower to make payments to Agent, for the account of the Tranche A Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever, including, without limitation, any of the following circumstances:

     (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

     (B) the existence of any claim, setoff, defense, or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

     (C) any draft, certificate, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

     (E) the occurrence of any Default or Event of Default.

     2.3 Tranche A Term Loans

     (a) Several Tranche A Term Loans. Subject to the terms and conditions of this Agreement, each Tranche A Lender severally agrees to make a term loan (each a "Tranche A Term Loan" and collectively the "Tranche A Term Loans") to Borrower in an amount equal to each such Tranche A Lender's Tranche A Pro-Rata Share of $10,000,000. The Tranche A Term Loans shall be made as follows: (i) $9,715,000 shall be made on the Closing Date and (ii) $285,000 shall be made on the date the Tranche A Commitment Fee Second Installment is due and payable. Each Tranche A Lender shall make the amount of such Tranche A Lender's Tranche A Term Loan (except for the portion of the Tranche A Term Loan representing the Tranche A Commitment Fee attributable to such Lender) available to Agent in same day funds, not later than 12:00 noon (Atlanta, Georgia time), on the Closing Date. The portion of the Tranche A Term Loans representing each installment of the Tranche A Commitment Fee shall be deemed to be advanced to Borrower on the respective due dates therefor. After Agent's receipt of the proceeds of such Tranche A Term Loans, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, Agent shall make the proceeds of such Tranche A Term Loans available to Borrower on the Closing Date by transferring same day funds equal to the proceeds of such Tranche A Term Loans received by Agent to the Designated Account. All amounts outstanding under the Tranche A Term Loans shall constitute Obligations.


     (b) Amortization. The Tranche A Term Loan of each Lender shall be repaid in monthly installments of principal in the amount of such Tranche A Lender's Tranche A Pro-Rata Share of $166,667. Each such installment shall be due and payable on the first day of each month commencing on August 1, 1999 and continuing on the first day of each succeeding month. The outstanding principal balance of the Tranche A Term Loans, together with all accrued and unpaid interest and fees thereon, shall be due and payable on the earlier of the Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise.

     (c) Mandatory and Optional Prepayments of Tranche A Term Loans. Borrower shall prepay the Tranche A Term Loans, without premium or penalty, from the GOB Store Proceeds and from the Net Proceeds from the sale of the Real Property Collateral and the Secondary Real Estate pursuant to the allocation of such GOB Store Proceeds and Net Proceeds provided for in Section 2.5(b). The unpaid principal balance of the Tranche A Term Loans may be prepaid in whole or in part without penalty or premium (except as provided in Section 2.16) at any time during the term of this Agreement upon thirty (30) days prior written notice by Borrower to Agent. All partial prepayments of principal on the Tranche A Term Loans will be applied ratably to installments due on each such Tranche A Term Loan in the inverse order of their maturity.

     2.4 Tranche B Term Loans.

     (a) Several Tranche B Term Loans. Subject to the terms and conditions of this Agreement, each Tranche B Lender severally agrees to make a term loan (each a "Tranche B Term Loan" and collectively the "Tranche B Term Loans") to Borrower on the Closing Date, in an amount equal to each such Tranche B Lender's Tranche B Pro-Rata Share of $15,000,000. Each Tranche B Lender shall make the amount of such Tranche B Lender's Tranche B Term Loan (except for the portion of the Tranche B Term Loan representing the Tranche B Commitment Fee attributable to such Lender) available to Agent in same day funds, not later than 12:00 Noon (Atlanta, Georgia time), on the Closing Date. The portion of the Tranche B Term Loans representing the Tranche B Commitment Fee shall be deemed to be advanced to Borrower on the Closing Date. After Agent's receipt of the proceeds of such Tranche B Term Loans, upon satisfaction of the applicable conditions precedent set forth in Sections 3.1 and 3.2, Agent shall make the proceeds of such Tranche B Term Loans available to Borrower on the Closing Date by transferring same day funds equal to the proceeds of such Tranche B Term Loans received by Agent to the Designated Account. All amounts outstanding under the Tranche B Term Loans shall constitute Obligations.


     (b) Amortization. The Tranche B Term Loan of each Lender shall be repaid in monthly installments of principal in the amount of such Tranche B Lender's Tranche B Pro-Rata Share of $250,000. Each such installment shall be due and payable on the first day of each month commencing on August 1, 1999 and continuing on the first day of each succeeding month. The outstanding principal balance of the Tranche B Term Loans, together with all accrued and unpaid interest and fees thereon, shall be due and payable on the earlier of the Maturity Date or the date of termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise.

     (c) Mandatory and Optional Prepayments of Tranche B Term Loans. Borrower shall prepay the Tranche B Term Loans, without premium or penalty, from the Net Proceeds from the sale of the Real Property Collateral and the Secondary Real Estate pursuant to the allocation of such Net Proceeds provided for in Section 2.5(b). So long as the Tranche A Term Loans have been repaid in full, the unpaid principal balance of the Tranche B Term Loans may be prepaid in whole or in part without penalty or premium (except as provided in Section 2.16) at any time during the term of this Agreement upon thirty (30) days prior written notice by Borrower to Agent. All partial prepayments of principal on the Tranche B Term Loans will be applied ratably to installments due on each such Tranche B Term Loan in the inverse order of their maturity.

     2.5 Payments

     (a) Payments by Borrower.

     (i) All payments to be made by Borrower shall be made without set-off, recoupment, deduction, or counterclaim, except as otherwise required by law. Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent for the account of the Lenders or Agent, as the case may be, at Agent's address set forth in Section 12, and shall be made in immediately available funds, no later than 2:00 p.m. (Atlanta, Georgia time) on the date specified herein. Any payment received by Agent later than 2:00 p.m. (Atlanta, Georgia time), at the option of Agent, shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

     (ii) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

     (iii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower has not made such payment in full to Agent, each Lender shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Reference Rate for each day from the date such amount is distributed to such Lender until the date repaid.


     (b Apportionment and Application of Payments.

     (i) Except as otherwise provided with respect to Defaulting Lenders, aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Advances or Term Loans to which such payments relate held by each Lender) and, payments of the fees (other than fees designated for Agent's separate account and except as specifically provided in Section 2.12) shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to Agent.

     (ii) Except upon the occurrence and during the continuance of an Event of Default, all payments (other than payments specifically relating to principal or interest on the Term Loans or specific Advances and payments of specific fees to be applied to specific Term Loans or Advances, and other than payments from the GOB Store Proceeds and the Net Proceeds of Primary Real Estate and Secondary Real Estate which shall be applied to the Obligations as set forth below) shall be applied, first, to pay any fees or expense reimbursements then due to Agent from Borrower; second, to pay any fees or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay or prepay principal of Agent Loans and Agent Advances; fifth, ratably to pay principal of Advances and unreimbursed obligations in respect of Letters of Credit; sixth, to cash collateralize any issued and outstanding Letters of Credit; seventh, ratably to pay principal and accrued and unpaid interest in respect of Tranche A Term Loans, and eighth, ratably to pay any other Obligations due to Agent or any Lender by Borrower.

     (iii) Except upon the occurrence and during the continuance of an Event of Default, GOB Store Proceeds shall be applied as follows: first, to pay or prepay principal and accrued interest on the Agent Loans and Agent Advances; second, ratably to pay principal and accrued interest on the Advances and unreimbursed obligations in respect of Letters of Credit; third, to cash collateralize any issued and outstanding Letters of Credit; fourth, ratably to pay principal and accrued interest in respect of the Tranche A Term Loans; and fifth, in the order set forth in Section 2.5(b)(ii) above.

     (iv) Except upon the occurrence and during the continuance of an Event of Default, Net Proceeds of the Primary Real Estate and Secondary Real Estate shall be applied as follows: first, to the principal and accrued and unpaid interest and fees on the Tranche A Term Loans; second, to the principal and accrued and unpaid interest and fees on the Tranche B Term Loans; third, until the actual advance rate with respect to Inventory is equal to eighty-five percent (85%) of the most recently determined GOB Appraisal Value of the Cost (determined based on the RSL) of Inventory, to the principal and accrued interest and fees on the Agent Loans and Agent Advances, then ratably to pay principal and accrued interest and fees on the Advances and unreimbursed obligations in respect of Letters of Credit and then to cash collateralize any issued and outstanding Letters of Credit; and fourth, to Borrower to be applied by Borrower to the remaining Advances outstanding pursuant to Section 2.9 (but not as a permanent reduction of the Commitments).

     (v) Upon the occurrence and during the continuance of an Event of Default, all payments (except for payments from the Net Proceeds of Primary Real Estate and Secondary Real Estate which shall be applied to the Obligations as set forth in Section 2.5(b)(vi) below) shall be applied, first, to pay any fees or expense reimbursements then due to Agent from Borrower; second, to pay any fees (other than fees set forth in Section 2.12(b)) or expense reimbursements then due to the Lenders from Borrower; third, to pay interest due in respect of all Advances, including Agent Loans and Agent Advances; fourth, to pay interest due in respect of all Tranche A Term Loans; fifth, to cash collateralize issued and outstanding Letters of Credit; sixth, to pay or prepay principal of Agent Loans and Agent Advances; seventh, ratably to pay principal of the Advances; eighth, ratably to pay principal of the Tranche A Term Loans; ninth, to pay fees set forth in Section 2.12(b); tenth, to pay interest due in respect of all Tranche B Term Loans; eleventh, ratably to pay principal of Tranche B Term Loans; and twelfth, ratably to pay any other Obligations due to Agent or any Lender by Borrower.

     (vi) Upon the occurrence and during the continuance of an Event of Default, Net Proceeds of the Primary Real Estate and Secondary Real Estate shall be applied as follows: first, to the principal and accrued and unpaid interest and fees on the Tranche A Term Loans; second, to the principal and accrued and unpaid interest and fees of the Advances, including Agent Loans and Agent Advances; third, to pay the principal and accrued and unpaid interest and fees on the Tranche B Term Loans; and fourth, in the order set forth in Section 2.5(b)(v) above.

     (vii) Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in Section 2.1(i).

     (c) Promise to Pay. Borrower hereby promises to pay in United States Dollars in full to Agent, for the benefit of the Lender Group, the Obligations, including, without limitation, the principal amount of all Advances and Term Loans, and all accrued and unpaid interest and fees thereon, all in accordance with the terms of this Agreement.

     Overadvances. Subject to the other terms and conditions hereof, the Lenders may, in their sole discretion, make Advances hereunder in excess of the amount set forth in Section 2.1 hereof. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Sections 2.1 and
2.2 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.2 (an "Overadvance"), Borrower immediately shall pay on demand to Agent, in cash, the amount of such excess to be used by Agent to reduce the Obligations pursuant to the terms of Section 2.5(b). Notwithstanding the foregoing, no Overadvances shall be outstanding for greater than a sixty-day
(60) period at any one time.

     2.7   Interest   and  Letter  of  Credit   Fees:   Rates,   Payments,   and
Calculations.

     (a) Interest Rate. Except as provided in clause (c) below, (i) all Eurodollar Rate Loans shall bear interest at a per annum rate equal to the Adjusted Eurodollar Rate plus the applicable margin (as calculated below) (the "Margin") in effect with respect to Eurodollar Rate Loans from time to time outstanding, (ii) Reference Rate Loans shall bear interest at a per annum rate equal to the Reference Rate plus the Margin in effect with respect to the type (i.e. Advance or Tranche A Term Loan) of Reference Rate Loans from time to time outstanding, (iii) Tranche B Term Loans shall bear interest at the per annum rate of twelve and three quarters of one percent (12.75%), and (iv) all other Obligations shall bear interest at the per annum rate equal to the Reference Rate plus the Margin in effect with respect to Advances that are Reference Rate Loans. As of the Closing Date and through and including the date of termination of this Agreement, the Margin shall be the applicable per annum rate set forth in the table below:



                                  Margin                   Margin
                                   for                      for
Type of Obligation:        Reference Rate Loans:    Eurodollar Rate Loans:
--------------------       ---------------------    ----------------------
Advances                          0.50%                     2.75%
--------------------       ---------------------    ----------------------
Tranche A Term Loans              1.75%                 Not Available
--------------------       ---------------------    ----------------------


     (b) Letter of Credit Fee. Borrower shall pay Agent, for the ratable benefit of the Tranche A Lenders based on the Tranche A Pro-Rata Share, a fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.2(d)) equal to one and one-half percent (1.5%) per annum times the aggregate undrawn amount of all outstanding Letters of Credit.

     (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, (i) all Obligations (except for undrawn Letters of Credit) shall bear interest at a per annum rate equal to three percentage points (3%) above the rate otherwise applicable to such Obligations, and (ii) the Letter of Credit fee provided in Section 2.7(b) shall be increased to four and one-half percent (4.5%) per annum times the amount of the aggregate undrawn amount of all outstanding Letters of Credit.


     (d) [Intentionally Omitted.]

     (e) Payments. Interest and Letter of Credit fees payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest and Letter of Credit fees, all Lender Group Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.2(d) (as and when accrued or incurred), the fees and charges provided for in Section 2.12, 2.15 and 2.16 (as and when accrued or incurred), and all installments or other payments due under the Term Loans, or any Loan Document to the applicable Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

     (f) Computation. The Reference Rate as of the date of this Agreement is seven and three-quarters percent (7.75%) per annum. In the event the Reference Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Reference Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

     (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.8 Collection of Accounts


     (a) Borrower shall, immediately after the Closing Date, instruct all Account Debtors to remit all Collections directly to the Concentration Account via electronic funds transfer (including, but not limited to ACH transfers) on each Business Day. Borrower shall cause all cash received by Borrower at any retail store location to be deposited on a daily basis into any Blocked Account or, at Agent's option, any other bank account to be deposited to or sent by electronic funds transfer (including, but not limited to, ACH transfers) on each Business Day to the Concentration Account. In addition, Borrower agrees that all other Collections and other amounts received directly by Borrower from any Account Debtor or any other source immediately upon receipt shall be deposited into any Blocked Account. With respect to such bank accounts that are Blocked Accounts, Borrower, Agent and the Blocked Account Banks shall enter into Blocked Account Agreements, which, among other things, with respect to all Blocked Accounts (other than the Concentration Account) will provide for all cash deposited into a Blocked Account to be sent by electronic funds transfer (including, but not limited to, ACH transfers) each Business Day to the Concentration Account; provided, however, that all cash deposited into Blocked Accounts at Hibernia National Bank and Norwest Bank Minnesota, N.A. shall be wired each Business Day into an account (the "Agent's Account") maintained by Agent at a depository selected by Agent. With respect to each account (other than Blocked Accounts) into which Collections are deposited, Borrower shall irrevocably authorize and direct in writing, in form and substance satisfactory to Agent, each such bank to send via wire transfer (including, but not limited to, ACH transfers) each Business Day all funds deposited into each such account to the Concentration Account and each such bank shall agree to do so. No Blocked Account Agreement or other arrangement contemplated in this Section 2.8(a)) shall be modified by Borrower without the prior written consent of Agent. Upon the terms and subject to the conditions set forth in the Blocked Account Agreement applicable to the Concentration Account, all amounts received in the Concentration Account shall be wired each Business Day into the Agent's Account.

     (b) Borrower shall not, and shall not permit any of its Subsidiaries to, open or maintain any deposit account or investment account with any bank or other financial institution other than the Designated Account, the Blocked Accounts and the other accounts listed on Schedule 2.8. All deposit accounts and investment accounts of Borrower and its Subsidiaries are listed on Schedule 2.8.

     2.9 Crediting Payments; Application of Collections. The receipt of any Collections by Agent (whether from transfers to Agent by the Concentration Account Bank pursuant to the Concentration Account Agreement or otherwise) immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to the Agent's Account or unless and until such Collection item is honored when presented for payment. From and after the Closing Date, Agent (for its sole account) shall be entitled to charge Borrower for one (1) Business Days of "clearance" or Afloat" at the rate set forth in Section 2.7(a)(ii) or Section 2.7(c)(i), as applicable, on all Collections that are received by Agent (regardless of whether forwarded by the Concentration Account Bank to Agent, whether provisionally applied to reduce the Obligations under Section 2.1, or otherwise). This across-the-board one (1) Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower, and shall apply irrespective of the characterization of whether receipts are owned by Borrower or Agent, and whether or not there are any outstanding Advances, the effect of such clearance or float charge being the equivalent of charging one (1) Business Day of interest on such Collections. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 2:00 p.m. (Atlanta, Georgia time). If any Collection item is received into the Agent's Account on a non-Business Day or after 2:00 p.m. (Atlanta, Georgia time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.


     2.10 Designated Account. Agent and the Lender Group are authorized to make the Advances, the Letters of Credit, and the Term Loans under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.7(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by the Lender Group hereunder. Unless otherwise agreed by Agent and Borrower, any Advance requested by Borrower and made by the Lender Group hereunder shall be made to the Designated Account.

     2.11 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances, and the Term Loans made by the Lender Group to Borrower or for Borrower's account, including, accrued interest, Lender Group Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.9, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from the Concentration Account Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting the Lender Group Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.12 Fees. Borrower shall pay to Agent (except where otherwise indicated) for the ratable benefit of the Lender Group (except where otherwise indicated) the following fees:

     (a) Tranche A Fees.


     (i) Tranche A Commitment Fee. A commitment fee in the amount of $855,000 (the :Tranche A Commitment Fee") which fee shall be fully earned on the Closing Date. Sixty-six and two-thirds percent (66.67%) of the Tranche A Commitment Fee, in the amount of $570,000 shall be due and payable on the Closing Date to Agent for the ratable benefit of the Lenders under the Tranche A Commitment and the remaining portion of the Tranche A Commitment Fee, $285,000, (the "Tranche A Commitment Fee Second Installment") shall be payable on the earlier of (x) the date 120 days following the Closing Date, (y) payment in full of the Tranche A Term Loan, and (z) the Termination Date. The Tranche A Commitment Fee shall be payable from the proceeds of the Tranche A Term Loans.

     (ii) Unused Line Fee. On the first day of each month for the immediately preceding month during the term of this Agreement, an unused line fee in an amount equal to one-quarter of one percent (0.25%) per annum times the Average Unused Portion of the Maximum Revolving Amount payable to Agent for the ratable benefit of the Tranche A Lenders.

     (iii) Co-Agent's Fee Letter. The fees set forth in that certain fee letter of even date herewith between Borrower and Co-Agent (the "Co-Agent's Fee Letter"), payable to Co-Agent for its own account; and

     (iv) Agent's Fee Letter. The fees set forth in that certain fee letter of even date herewith between Borrower and Agent (the "Agent's Fee Letter"), payable to Agent for its own account;

     (b) Tranche B Fees.

     (i) Tranche B Commitment Fee. A commitment fee of $300,000 (the "Tranche B Commitment Fee") payable to Agent for the ratable benefit of the Tranche B Lenders, which fee shall be fully earned and due and payable on the Closing Date from a portion of the proceeds of the Tranche B Term Loans;

     (ii) Foothill Partners' Fee Letter. The fees set forth in that certain fee letter of even date herewith between Borrower and Foothill Partners (the "Foothill Partners' Fee Letter"), payable to Foothill Partners for its own account; and

     (c) Financial Examination, Documentation, and Appraisal Fees. For the sole accounts of Agent: (i) a fee of $650 per day per examiner, plus out-of-pocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Agent; (ii) an appraisal fee of $1,500 per day per appraiser, plus out-of-pocket expenses for each appraisal of the Collateral performed by personnel employed by Agent; (iii) the reasonable charges actually paid or incurred by Agent if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of Borrower; and (iv) the reasonable charges actually paid or incurred by Agent if it elects to employ the services of one or more third Persons to appraise the Collateral; provided, however, that so long as no Default or Event of Default has occurred, the fees owed by Borrower pursuant to
Section 2.12(c)(i) and (iii) shall not exceed $35,000 per annum, plus out-of-pocket expenses as otherwise provided for in Section 2.12(c)(i).

     (d) Miscellaneous. Except as specifically provided herein, the fees set forth herein shall be fully earned when due, non-refundable when paid and, if applicable, computed on the basis of a 360 day year for the actual number of days elapsed.

     2.13 Eurodollar  Rate Loans.  Any other  provisions  herein to the contrary
notwithstanding,   the  following   provisions  shall  govern  with  respect  to
Eurodollar Rate Loans as to the matters covered:

     (a) Borrowing; Conversion; Continuation. Borrower may from time to time, on or after the Closing Date, request in writing to Agent: (i) Advances to constitute Eurodollar Rate Loans; (ii) that Reference Rate Loans that are Advances be converted into Eurodollar Rate Loans; or (iii) that existing Eurodollar Rate Loans continue for an additional Interest Period. Any such request shall specify the aggregate amount of the requested Eurodollar Rate Loans, the proposed funding date therefor (which shall be a Business Day, and with respect to continued Eurodollar Rate Loans shall be the last day of the Interest Period of the existing Eurodollar Rate Loans being continued), and the proposed Interest Period, in each case subject to the limitations set forth below. Eurodollar Rate Loans may only be made, continued, or extended if, as of the proposed funding date therefor each of the following conditions is satisfied:

     (v) no Event of Default exists;

     (w) no more than five (5) Eurodollar Rate Loans may be in effect at any one time;

     (x) the amount of each Eurodollar Rate Loan borrowed, converted, or continued must be in an amount not less than $1,000,000 and integral multiples of $500,000 in excess thereof;

     (y) Agent shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to the Tranche A Lenders and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower; and

     (z) Agent shall have received such request at least two (2) Business Days prior to the proposed funding date therefor.


Any request by Borrower to borrow Eurodollar Rate Loans, to convert Reference Rate Loans to Eurodollar Rate Loans, or to continue any existing Eurodollar Rate Loans shall be irrevocable, except to the extent that Agent shall determine under Sections 2.13(a), 2.14 or 2.15 that such Eurodollar Rate Loans cannot be made or continued.

     (b)  Determination  of Interest  Period.  By giving  notice as set forth in
Section 2.13(a), Borrower shall have the option of selecting a one (1), two (2), or three (3) month Interest Period for such Eurodollar Rate Loan. The determination of Interest Periods shall be subject to the following provisions:

     (i) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

     (ii) if any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

     (iii) if any Interest Period begins on the last Business Day of a month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, then the Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (iv) Borrower may not select an Interest Period which expires later than the Maturity Date.

     (c) Automatic Conversion: Optional Conversion by Agent. Any Eurodollar Rate Loan shall automatically convert to a Reference Rate Loan upon the last day of the applicable Interest Period, unless Agent has received a request to continue such Eurodollar Rate Loan at least two (2) Business Days prior to the end of such Interest Period in accordance with the terms of Section 2.13 (a). Any Eurodollar Rate Loan shall, at the Lender Group's option, upon notice to Borrower, convert to a Reference Rate Loan in the event that (i) an Event of Default shall have occurred and be continuing as of the last day of the Interest Period for such Eurodollar Rate Loan, or (ii) this Agreement is terminated, and Borrower shall pay to Agent for the benefit of the Tranche A Lenders any amounts required by Section 2.16 as a result thereof.


     2.14 Illegality. Any other provision herein to the contrary notwithstanding, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Tranche A Lender to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a)) the obligation of the Tranche A Lenders hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such, and convert Reference Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and
(b) the then outstanding Eurodollar Rate Loans, if any, shall be converted automatically to Reference Rate Loans on the respective last days of the then current Interest Periods with respect thereto or within such earlier period as required by law; provided, however, that before making any such demand, each Tranche A Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different lending office if the making of such a designation would allow such Tranche A Lender or its lending office to continue to perform its obligations to make Eurodollar Rate Loans. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to Agent for the benefit of the Tranche A Lenders such amounts, if any, as may be required pursuant to Section 2.16. If circumstances subsequently change so that the Tranche A Lenders shall determine that they are no longer so affected, the Tranche A Lenders promptly will notify Agent and Agent will promptly notify Borrower, and upon receipt of such notice, the obligations of the Tranche A Lenders to make or continue Eurodollar Rate Loans or to convert Reference Rate Loans into Eurodollar Rate Loans shall be reinstated.

     2.15 Requirements of Law

     (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by the Tranche A Lenders with any request or directive (whether or not having the force of law) from any central bank or other Governmental authority made subsequent to the date hereof:

     (i) shall subject any Tranche A Lender to any tax, levy, charge, fee, reduction, or withholding of any kind whatsoever with respect to this Agreement or any Advance, or change the basis of taxation of payments to any Tranche A Lender in respect thereof (except for the establishment of a tax based on the net income of such Tranche A Lender or changes in the rate of tax on the net income of such Tranche A Lender);

     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in or for the account of, loans or other extensions of credit by, or any other acquisition of funds by, any office of any Tranche A Lender; or


     (iii) shall impose on any Tranche A Lender any other condition with respect to this Agreement or any Advance;

and the result of any of the foregoing is to increase the cost to any Tranche A Lender of making, converting into, continuing, or maintaining Eurodollar Rate Loans or to reduce any amount receivable hereunder in respect of Eurodollar Rate Loans, or to forego any other sum payable thereunder or make any payment on account thereof, then, in any such case, Borrower shall promptly pay such Tranche A Lender, upon its demand, any additional amounts necessary to compensate such Tranche A Lender for such increased cost or reduced amount receivable; provided, however, that before making any such demand, each Tranche A Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, in its reasonable discretion, in any legal, economic, or regulatory manner) to designate a different Eurodollar lending office if the making of such designation would allow such Tranche A Lender or its Eurodollar lending office to continue to perform its obligations to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans and avoid the need for, or materially reduce the amount of, such increased cost. If a Tranche A Lender becomes entitled to claim any additional amounts pursuant to this
Section 2.15, such Tranche A Lender shall notify Agent and Borrower of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by a Tranche A Lender to Agent and Borrower shall be conclusive in the absence of manifest error. If Borrower so notifies any such Tranche A Lender within five (5) Business Days after such Tranche A Lender notifies Borrower of any increased cost pursuant to the foregoing provisions of this Section 2.15 and reimburses such for any cost in accordance with Section 2.16., Borrower may convert all affected Eurodollar Rate Loans then outstanding into Reference Rate Loans in accordance with Section 2.13.

     (b) If any Tranche A Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Tranche A Lender or any Person controlling such Tranche A Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any governmental authority made subsequent to the date hereof does or shall have the effect of increasing the amount of capital required to be maintained or reducing the rate of return on such Tranche A Lender's or such Person's capital as a consequence of its obligations hereunder to a level below that which such Tranche A Lender or such Person could have achieved but for such change or compliance (taking into consideration such Tranche A Lender's or such Person's policies with respect to capital adequacy) by an amount deemed by such Tranche A Lender to be material, then from time to time, after submission by such Tranche A Lender to Agent and Borrower of a prompt written request therefor, Borrower shall pay to such Tranche A Lender such additional amount or amounts as will compensate such Tranche A Lender or such Person for such reduction. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

     2.16 Indeminity. Borrower agrees to indemnify each Tranche A Lender and to hold each Tranche A Lender harmless from any loss or expense which such Tranche A Lender may sustain or incur as a consequence of (a) a default by Borrower in payment when due of the principal amount of or interest on any Eurodollar Rate Loan, (b) a default by Borrower in making a borrowing of, conversion into, or continuation of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) a default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (d) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether due to the termination of this Agreement upon an Event of Default or otherwise), including, in each case, any such loss or expenses arising from the re-employment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to the Tranche A Lenders under this Section
2.16 shall be made as though the Tranche A Lenders had actually funded the relevant Eurodollar Rate Loan through the purchase of a deposit bearing interest at the Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period; provided, however, that any Tranche A Lender may fund each of the Eurodollar Rate Loans in a manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section
2.16. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

     2.17 Super-Priority Nature of Obligations. All Obligations under the Loan Documents shall constitute administrative expenses of Borrower in the Chapter 11 Case with priority under Section 364(c)(1) of the Bankruptcy Code over any and all other administrative expenses of the kind specified in Sections 105, 326, 330, 331, 503, 507 and 726 of the Bankruptcy Code, and shall also have priority over any claims arising under Section 506(c) of the Bankruptcy Code, (a) subject and subordinate only to the following (hereinafter referred to as the "Carve-Out Expenses"): (i) fees and disbursements incurred on and after the Relief Date by professionals retained pursuant to Court order in the Chapter 11 Case pursuant to Sections 327 or 1103 of the Bankruptcy Code by Borrower or any Committee or an examiner appointed to which Agent consents pursuant to Section 1104 of the Bankruptcy Code (the "Bankruptcy Professionals"), and any costs and expenses of members of the Committees, up to a maximum aggregate amount outstanding and unpaid not to exceed $1,000,000 (such dollar amount being referred to herein as the "Carve-Out Amount") (determined without regard to fees and expenses which may be awarded and paid on an interim basis and exclusive of any pre-Relief Date retainers paid or subsequently transferred to any Bankruptcy Professionals), and
(ii) any statutorily mandated costs and fees of the United States Trustee or clerk of the Court with respect to the Chapter 11 Case; provided, however, that the Carve-Out Expenses shall not include (x) any other claims that are or may be senior to or pari passu with any of the Carve-Out Expenses or (y) any fees or expenses of the Bankruptcy Professionals incurred in connection with the commencement or continuation of any suit, motion, action or other proceeding challenging the extent, validity, perfection, enforceability or priority of the Agent's or Lenders= claims or liens arising under or in connection with the Pre-Relief Date Loan Agreement, provided further, however, that the Carve-Out Amount shall be decreased to $750,000 if, and at such time as, the Court enters an order providing for the payment of professional fees and expenses on an interim monthly basis in an amount of at least eighty percent (80%) of the fees for professional services rendered and one hundred percent (100%) of the expenses incurred during a particular month, and (b) pari passu with allowed administrative expense claims of the kind specified in Section 503(b)(1)(a)) of the Bankruptcy Code of trade creditors for Inventory sold to Borrower after the Relief Date pursuant to trade credit terms. No other claim having a priority superior or pari passu to that granted to Agent and the Lenders by the Final Order shall be granted or approved while any Obligations under this Agreement remain outstanding.

     3. CONDITIONS; TERM OF AGREEMENT

     3.1 Conditions Precedent to the Initial Advance, Letter of Credit, and the Term Loans. The obligation of the Lender Group to make the initial Advance, to issue the initial Letter of Credit, or to make the Term Loans is subject to the fulfillment, to the satisfaction of Agent and its counsel, of each of the following conditions on or before the Closing Date:

     (a) Agent shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

     a. the Oversight Agent Agreement;

     b. the Disbursement Letter;

     c. the Mortgages;

     d. the Stock Pledge Agreement;

     e. the Subsidiary Guaranty Agreement;

     f. the Subsidiary Security Agreement;

     g. the Trademark Security Agreement;

     h. the Assignment of Real Estate Trust Interests;

     i. the Assignment of Note;


     j. the Co-Agent's Fee Letter;

     k. the Agent's Fee Letter;

     l. the Foothill Partners= Fee Letter; and

     m. financing statements and fixture filings necessary to perfect Agent's security interest in the Personal Property Collateral;

     (b) Agent shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

     (c) Agent shall have received copies of any amendments to Borrower's Governing Documents, from the Pre-Relief Date Loan Agreement to the Closing Date, certified by the Secretary of Borrower;

     (d) Agent shall have received a certificate of status with respect to Borrower, dated within ten (10) days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

     (e) Agent shall have received certificates of status with respect to Borrower, each dated within fifteen (15) days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

     (f) Agent shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Agent and its counsel;

     (g) Agent shall have received a Collateral Access Agreement from H. Butler Footwear, Inc., together with precautionary UCC-1 financing statements covering Inventory stored on the premises of H. Butler Footwear, Inc., each in form and substance satisfactory to Agent;

     (h) Agent shall have received opinions of Borrower's corporate counsel, Fowler, White, Gillen, Boggs, Villareal and Banker, P.A., and Borrower's bankruptcy counsel, Stichter, Riedel, Blain & Prosser, P.A., each in form and substance satisfactory to Agent in its sole discretion;


     (i) Agent shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes (i) that are the subject of a Permitted Protest, (ii) with respect to which the Borrower's failure to pay such taxes is permitted by the Bankruptcy Code or by an order of the Court after notice and a hearing, (iii) with respect to which Borrower's failure to pay such taxes has been consented to in writing by the holder of such tax claims and written notice thereof has been provided to Agent, and (iv) that are disclosed to Agent and with respect to which Agent has consented to Borrower's failure to pay such taxes;

     (j) Agent shall have received the financial projections and Business Plan of Borrower for the succeeding twelve (12) month period following the Closing Date, in form and substance satisfactory to Agent and in its sole discretion;

     (k) Agent shall have received evidence satisfactory to it that (i) before giving effect to the borrowings on the Closing Date, Borrower has unrestricted cash on hand in an amount equal to or greater than of at least $8,000,000 and
(ii) all cash being held by Borrower (excluding cash in disbursement accounts to cover checks issued) has been deposited into the Concentration Account or wire transferred to the Agent's Account;

     (l) the Final Order, in form and substance reasonably satisfactory to Agent, approving the transactions contemplated hereby and granting a first priority perfected security interest in the Collateral subject only to Senior Claims shall have been entered by the Court and Agent shall have received a certified copy of such Final Order;

     (m) the automatic stay shall have been modified to permit the creation and perfection of Agent's Liens and security interests on behalf of the Lenders and shall have been modified to permit enforcement of Agent's and the Lenders= rights and remedies under the Loan Documents subject to satisfying the requirements of Section 9.1 and paragraph 17 of the Final Order;

     (n) Agent shall have received the Initial GOB Store Proceeds from Borrower for application to the Obligations (as defined in the Pre-Relief Date Loan Agreement) which Agent acknowledges have been received and so applied; and

     (o)  all  other   documents  and  legal  matters  in  connection  with  the
transactions contemplated by this Agreement shall have been delivered and executed and shall be in form and substance satisfactory to Agent and its counsel.

     3.2 Conditions Precedent to all Advances, all Letters of Credit and the Term Loans. The following shall be conditions precedent to all Advances, all
Letters      of      Credit      and     the     Term      Loans      hereunder:


     (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) if requested by Agent, Borrower shall provide to Agent a Borrowing Base Certificate dated as of the day of the requested Advance;

     (c) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

     (d) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, the Lender Group or any of their Affiliates.

     3.3 Conditions Subsequent. As conditions subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

     (a) on or before February 16, 1999, Borrower shall file an application with the Court seeking to engage, subject to Court approval, an outside consultant or financial advisor reasonably acceptable to Agent;

     (b) on or before the date fifteen (15) days following the Closing Date, Borrower shall have delivered to Agent (i) Blocked Account Agreements from each of Norwest Bank Minnesota, N.A., NationsBank, N.A. and Hibernia National Bank, and Credit Card Agreements from each of Paymentech, Novus Services, Inc. and American Express Travel Related Services Co., Inc.;

     (c) on or before the date fifteen (15) days following the Closing Date, Agent shall have received appraisals of the Inventory satisfactory to Agent;

     (d) on or before the date thirty (30) days following the Closing Date, Agent shall have received evidence reasonably satisfactory to it that Borrower has closed the bank accounts designated as "in process of closing" on Schedule 2.8;

     (e) on or before the date thirty (30) days following the Closing Date, Borrower shall have delivered to Agent a report in form reasonably satisfactory to Agent scheduling all reclamation claims asserted by creditors of Borrower with respect to Inventory shipped prior to the Relief Date;

     (f) on or before the date sixty (60) days following the Closing Date, Agent shall have received such Collateral Access Agreements from lessors, warehousemen, bailees, and other third persons as Agent may reasonably require or the inclusion of such findings and decretal portions in the Final Order as Agent, in its sole discretion, may deem equivalent to, and acceptable in lieu of, the execution and delivery of the afore-referenced Collateral Access Agreements;

     (g) on or before the date sixty (60) days following the Closing Date, Agent shall have received a mortgagee waiver agreement with respect to all real property securing loans to financial or other institutions as set forth on Schedule P-2 on which Inventory is located, in form and substance reasonably satisfactory to Agent or the inclusion of such findings and decretal portions in the Final Order as Agent, in its sole discretion, may deem equivalent to, and acceptable in lieu of, the execution and delivery of the afore-referenced mortgagee waiver agreements; and

     (h) on or before April 1, 1999, Borrower shall have delivered to Agent Borrower's plan to resolve any "year 2000 problem" (as defined in Section 5.16), in form and substance reasonably satisfactory to Agent.

     3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and the Lender Group and shall continue in full force and effect for a term ending on the date the earlier of (a) the Maturity Date, (b) the earlier of the effective date of a confirmed plan of reorganization or the date thirty (30) days following the date of the entry of an order confirming a plan of reorganization, (c) acceleration of the Obligations following the occurrence of an Event of Default, or (d) the date of the closing of the sale of all or substantially all of Borrower's assets, including without limitation a sale of all or substantially all of Borrower's assets pursuant to Section 363 of the Bankruptcy Code, a confirmed plan of reorganization or a liquidation in either a Chapter 11 or a Chapter 7 case (but specifically excluding the liquidation contemplated by the GOB Order) (the earliest of such dates referred to in subsections (a), (b), (c) and (d), the "Termination Date"). Notwithstanding the foregoing, the Required Lenders shall have the right to terminate this Agreement immediately upon the occurrence and during the continuation of an Event of Default.

     3.5 Effect of Termination. On the Termination Date, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and the Lender Group's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligation to provide additional credit hereunder is terminated.

     3.6 Early Termination by Borrower. Borrower has the option, at any time upon ten (10) days prior written notice to Agent, to terminate this Agreement prior to the Maturity Date by paying to Agent (for the ratable benefit of the Lender Group), in cash, the Obligations (including an amount equal to 102% of the undrawn amount of the Letters of Credit), in full, together with a fee (the "Deferred Closing Fee") equal to 1% of the Maximum Amount if terminated prior to the Maturity Date; provided, however, that the Deferred Closing Fee shall be equal to 0.50% of the Maximum Amount if the Commitments are being terminated and the Obligations are being paid in connection with the sale of all or substantially all of the assets of Borrower pursuant to Section 363 of the Bankruptcy Code so long as all Obligations are repaid on or before August 16, 1999; provided further, however, that no Deferred Closing Fee shall be due if
(a)) the Obligations are being refinanced by "exit financing" provided by any or all of the Lenders (but specifically including Foothill) whether in connection with Borrower's reorganization and emergence from bankruptcy or a sale of Borrower or all or substantially all of Borrower's assets to a third party, (b) Agent on behalf of the Lenders fails to deliver to Borrower a good faith proposal for "exit financing" within the time period set forth below in this
Section 3.6, (c) Agent on behalf of the Lenders fails to match a reasonably competitive offer for "exit financing" received in writing by Borrower and forwarded to Agent, or (d) Borrower conducts an orderly liquidation, with Court approval, and the Obligations are repaid in full on or before August 16, 1999 (each of the foregoing events described in clauses (a), (b), (c) and (d) shall hereafter be referred to as a "Deferred Closing Fee Carve-Out Event"). If this Agreement is terminated prior to the Maturity Date (including without limitation upon any of the events described above in subsections (b), (c) and (d) of
Section 3.4) and no Deferred Closing Fee Carve-Out Event has occurred, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lender Group's lost profits as a result thereof, Borrower shall pay to Agent (for the ratable benefit of the Lender Group) upon the effective date of such termination, a fee in an amount equal to the Deferred Closing Fee. The Deferred Closing Fee shall be presumed to be the amount of damages sustained by the Lender Group as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Deferred Closing Fee provided for in this Section 3.6 shall be deemed included in the Obligations. Agent on behalf of the Lenders shall make a good faith proposal for "exit financing" for Borrower within fifteen (15) days of receipt of (I) a draft of a proposed plan of reorganization of Borrower, and (II) a post-confirmation business plan of Borrower; provided, however, that such plans described in clauses (I) and (II) above, first shall have been reviewed and approved by Borrower's consultant or financial advisor reasonably acceptable to Agent.

     4. CREATION OF SECURITY INTEREST.


     4.1 Grant of Security Interest. Borrower hereby grants to Agent for the benefit of the Lender Group a continuing security interest in all of its currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. The security interests of Agent for the benefit of the Lender Group in Borrower's Personal Property Collateral shall attach to all of Borrower's Personal Property Collateral without further act on the part of the Lender Group or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except as permitted by
Section 7.4, Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral, the Real Property Collateral, or the Secondary Real Estate.

     4.2 Negotiable Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

     4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral. At any time, Agent or Agent's designee may (a) notify customers or Account
Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) upon a Default or Event of Default or if the Lender Group deems itself insecure, collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent in their original form as received by Borrower.

     4.4 Delivery of Additional Documentation Required. At any time upon the request of Agent, Borrower shall execute and deliver to Agent all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Agent reasonably may request, in form satisfactory to Agent, to perfect and continue perfected the Liens of the Lender Group in the Collateral pledged by Borrower, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. Without limiting the generality of the foregoing, (a) at such time as legal title to the Secondary Real Estate (other than Secondary Real Estate owned by Property Holdings as of the Closing Date) is vested in Borrower, Borrower shall contemporaneously (i) execute such mortgages and other documents required by Agent in its reasonable discretion to provide Agent with a lien on such Secondary Real Estate, and (ii) deliver such other documents, instruments and opinions, including title insurance policies, consistent with those documents, instruments and opinions required with respect to the Primary Real Estate, and
(b) at such time as Borrower obtains consent from the applicable holders of Senior Claims with respect thereto, Borrower shall contemporaneously (i) execute such mortgages, security agreements and other documents required by Agent in its reasonable discretion to provide Agent with a lien on the Secondary Real Estate and personal property of Property Holdings, and (ii) deliver such other documents, instruments, financing statements and opinions, including title insurance policies, consistent with those documents, instruments, financing statements and opinions required with respect to the Primary Real Estate.


     4.5 Power of Attorney. Borrower hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into the Lender Group's possession, (e) at any time that (x) an Event of Default has occurred and is continuing or the Lender Group deems itself insecure and (y) the Lender Group has asserted or implemented any rights or remedies under Article 9 hereof, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Agent, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral pledged by Borrower and immediately return all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing or the Lender Group deems itself insecure, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Agent deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as Borrower's attorney, and each and every one of Agent's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligation to extend credit hereunder is terminated.

     Agent (through any of its officers, employees, or agents), and together with any Lender that so elects, shall have the right, from time to time hereafter (and, so long as no Default or Event of Default has occurred and is continuing, during regular business hours) to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral. Unless and until a Default or Event of Default occurs, Agent intends to conduct (a) on site financial analyses and examinations of Borrower no more frequently than quarterly, and (b) appraisals on the Personal Property Collateral no more frequently than semi-annually; provided, however, that, at all times, Agent shall be entitled to conduct appraisals of the Collateral in its sole discretion. Agent, from time to time (in all events, at Borrower's expense), may undertake "mystery shopping" (so-called) visits to all or any of Borrower's business premises. Agent shall provide Borrower with a copy of any non-company confidential results of such mystery shopping upon completion thereof.


     5. REPRESENTATIONS AND WARRANTIES.

     In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Closing Date, and at and as of the date of the making of each Advance and the issuance of each Letter of Credit thereafter, as though made on and as of the date of such Advance or issuance of such Letter of Credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

     5.1  No  Encumbrances.   Borrower  and  its  Subsidiaries   have  good  and
indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

     5.2 Eligible Accounts. The Eligible Accounts are bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, unconditionally owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. The property giving rise to such Eligible Accounts has been delivered to the Account Debtor, or to the Account Debtor's agent for immediate shipment to and unconditional acceptance by the Account Debtor. Eligible Accounts do not consist of any Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional. Eligible Accounts do not consist of Accounts with respect to which the goods giving rise to such Accounts have not been shipped and billed to the Account Debtor, the services giving rise to such Accounts have not been performed and accepted by the Account Debtor, or Accounts that otherwise do not represent final sales. Eligible Accounts do not consist of Accounts that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services. Borrower has not received notice of bankruptcy, insolvency, or material impairment of the financial condition of any Account Debtor regarding any Eligible Account.

     5.3 Eligible Inventory. All Eligible Inventory is of good and merchantable quality, free from defects.

     5.4 Equipment. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

     5.5 Location of Inventory and Equipment. Except with respect to Inventory stored at the Butler Shoe Warehouse and at the Genco Warehouse, the Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Agent's prior written consent) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

     5.5  Inventory  Records.   Borrower  keeps  correct  and  accurate  records
itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's Cost therefor.

     5.7 Location of Chief Executive Office; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 52-1643157.

     5.8 Due Organization and Qualification;  Subsidiaries.

     (a) Each of Borrower and each Subsidiary of Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

     (b) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

     (c) Except as set forth on Schedule 5.8, no capital stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for capital stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, call, commitment or claim of any right, title, or interest therein or thereto.

     5.9 Due Authorization; No Conflict.

     (a) The execution, delivery, and performance by Borrower and each Subsidiary of Borrower, as applicable, of this Agreement and the Loan Documents to which Borrower or any such Subsidiary is a party have been duly authorized by all necessary corporate action.

     (b) The execution, delivery, and performance by Borrower and each Subsidiary of Borrower, as applicable, of this Agreement and the Loan Documents to which Borrower or any such Subsidiary is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower or any such Subsidiary, as applicable, the Governing Documents of Borrower or any such Subsidiary, as applicable, or any order, judgment, or decree of any court or other governmental authority binding on Borrower or any such Subsidiary, as applicable, (ii) result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower or any such Subsidiary, as applicable, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower or any such Subsidiary of Borrower other than Permitted Liens, or (iv) require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower or any such Subsidiary of Borrower.

     (c) Other than the entry of the Final Order and the filing of appropriate financing statements, fixture filings and mortgages, the execution, delivery, and performance by Borrower and each Subsidiary of Borrower of this Agreement and the Loan Documents to which Borrower or any Subsidiary, as applicable, is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other governmental authority or other Person.

     (d) This Agreement and the Loan Documents to which Borrower and each Subsidiary of Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower or any such Subsidiary, as applicable, will be the legally valid and binding obligations of Borrower or such Subsidiary, as applicable, enforceable against Borrower or such Subsidiary, as applicable, in accordance with their respective terms, except as enforcement may be limited by equitable principles and, with respect to Subsidiaries other than Property Holdings and Guide Series, Inc., except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors= rights generally.

     (e) The Liens granted by Borrower and each Subsidiary of Borrower to Agent (for the benefit of the Lender Group) in and to Borrower's and its Subsidiaries= properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

     5.10 Litigation. There are no actions or proceedings pending by or against Borrower or any Subsidiary of Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, any Subsidiary of Borrower, or any guarantor of the Obligations, except for: (a) the Chapter 11 Case, (b) ongoing collection matters in which Borrower is the plaintiff; (c) matters disclosed on
Schedule 5.10; and (d) matters arising after the date hereof that, if decided adversely to Borrower or any Subsidiary of Borrower, would not result in a Material Adverse Change.


     5.11 No Material Adverse Change. All financial statements relating to Borrower, any Subsidiary of Borrower or any guarantor of the Obligations that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and fairly present Borrower's (or such Subsidiary's or guarantor's, as applicable) financial condition as of the date thereof and Borrower's (or such Subsidiary's or guarantor's, as applicable) results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such Subsidiary or guarantor, as applicable) since the date of the latest financial statements submitted to the Lender Group on or before the Closing Date.

     5.12 Solvency. No transfer of property is being made by Borrower or any Subsidiary of Borrower and no obligation is being incurred by Borrower or any Subsidiary of Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or any Subsidiary of Borrower.

     5.13 Employee Benefits. None of Borrower, any Subsidiary of Borrower, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each Subsidiary of Borrower and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or any Subsidiary of Borrower, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement except for liability for contributions incurred in the normal operation and administration of the Plan or Plans. None of Borrower or any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to any Plan under Section 401(a))(29) of the IRC.

     5.14 Environmental Condition. To the best of Borrower's and each Subsidiary's knowledge, after due and reasonable inquiry, none of Borrower's or any Subsidiary of Borrower's properties or assets has ever been used by Borrower or any Subsidiary of Borrower or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, except in compliance with all applicable laws. None of Borrower's or any Subsidiary of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower or any Subsidiary of Borrower. Borrower has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower resulting in the releasing or disposing of Hazardous Materials into the environment.


     5.15 Intellectual Property. Neither Borrower nor any Subsidiary of Borrower owns, licenses or has any rights to or interest in any patents, trade names, trademarks, servicemarks, registered copyrights, or any application for the registration of any of the foregoing, except as set forth on Schedule 5.15.

     5.16 Year 2000 Compliance. Borrower and its Subsidiaries are in the process of implementing a comprehensive program to address the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and shall resolve on or before July 31, 1999 any material "year 2000 problem." Borrower has also made reasonable inquiry of its major suppliers and vendors that, if unable to sell Inventory or provide services to Borrower, as the case may be, would result in a Material Adverse Change, with respect to the "year 2000 problem." On the basis of the inquiry, Borrower has no reason to believe that each such supplier and vendor of Borrower will not resolve any material "year 2000 problem" on a timely basis.

     6. AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower shall do all of the following:

     6.1 Accounting System. Maintain a standard and modern system of accounting that enables Borrower and each Subsidiary of Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Agent. Borrower also shall keep a modern inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

     6.2 Collateral and Financial Reporting. Provide Agent, or such other party as Agent shall designate (including, without any limitation, the Oversight Agent), with copies to the financial advisor(s) for the Committees, with the following documents at the following times in form satisfactory to Agent:

     (a) Borrowing Base Certificate. Borrower shall provide to Agent, weekly and, upon request by Agent, on each day Borrower requests an Advance, a borrowing base certificate (in the form of Exhibit 6.2 hereto, as such form may be revised from time to time by Agent) (each a "Borrowing Base Certificate"). Such Borrowing Base Certificate may be sent to Agent by facsimile transmission, provided that, upon request by Agent, the original thereof is forwarded to Agent on the date of such transmission. No adjustments to the Borrowing Base Certificate may be made without supporting documentation and such other documentation as may be requested by Agent from time to time.


     (b) Weekly Reports. Weekly, not later than Wednesday for the immediately preceding fiscal week:

     (i) sales audit report (Borrower's format in use on the Closing Date is acceptable);

     (ii) collateral activity summary (the so-called "roll forward inventory report"); and

     (iii) "flash sales" by geographical market (Borrower's format in use on the Closing Date is acceptable).

     (c) Monthly Reports.

     (i) Monthly, Borrower shall provide to Agent original counterparts of (each in such form as Agent from time to time may specify):

     (a)) Within twenty-five (25) days after the end of each month for such month:

     (1) RSL total company inventory report by department;

     (2) RSL total company inventory report for Borrower;

     (3) ISL report;

     (4) purchase and accounts payable aging report;

     (5) rent, tax and insurance compliance certificate; and

     (6) a report in form satisfactory to Agent setting forth all rent and other amounts due with respect to real and personal property of Borrower and each Subsidiary of Borrower and taxes and other similar charges of Borrower and each Subsidiary of Borrower that are due but remain unpaid.


     (B) Within thirty (30) days after the end of each month for such month:

     (1) reconciliation of gross margin and cost of sales from RSL to general ledger;

     (2) RSL inventory report reconciliation to Availability and to ISL;

     (3)  financial   statements   including  balance  sheet,  income  statement
(consolidated and by store), cash flow report and comparison of same store sales;

     (4) gift certificates/merchandise credits report at month-end; and

     (5) officer's compliance certificate.

     (C) Promptly upon receipt thereof:

     (1) an Inventory Valuation/capacity analysis prepared by the Oversight Agent or such other retail specialist acceptable to Agent in the form provided to Agent under the Pre-Relief Date Loan Agreement; and

     (2) any report prepared by Borrower's consultant or financial advisor.

     (D) Within thirty (30) days following the end of each month, Borrower shall provide to Agent an original counterpart of management prepared financial statements of Borrower and its Subsidiaries, on a consolidated and consolidating basis, for the period from the beginning of Borrower's and its Subsidiaries= then current fiscal year through the end of the subject month, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders= equity, and cash flow report and comparisons for the corresponding month of the then immediately previous year, as well as to the Business Plan.


     (ii) For purposes of Section 6.2(c)(i)(a), above, the first "month" in respect of which the items required by that Section shall be provided shall be January, 1999 and for purposes of Section 6.2(c)(i)(B) above, the first "month" in respect of which the items required by that Section shall be provided shall be January, 1999.

     (d) Quarterly Reports. Quarterly, within forty five (45) days following the end of each of Borrower's fiscal quarters, Borrower shall provide to Agent an original counterpart of management prepared financial statements of Borrower and its Subsidiaries, on a consolidated and consolidating basis, for the period from the beginning of Borrower's and its Subsidiaries' then current fiscal year through the end of the subject quarter, with comparative information for the same period of the previous fiscal year, which statement shall include, at a minimum, a balance sheet, income statement (on a store specific and on a "consolidated" basis), statement of changes in shareholders= equity, and cash flow report and comparisons for the corresponding quarter of the then immediately previous year, as well as to the Business Plan.

     (e) Annual Reports.

     (i) In addition to the monthly reports required under this Section 6.2, annually, within one hundred twenty (120) days following the end of Borrower's and its Subsidiaries' fiscal year, Borrower shall deliver to Agent an original signed counterpart of Borrower's and its Subsidiaries' annual financial statements, on a consolidated basis, which statement shall have been audited by, and bear the unqualified opinion of Borrower's independent certified public accountants reasonably acceptable to Agent (i.e. said statement shall be
"certified" by such accountants) certifying that such statements have been prepared in accordance with GAAP and, except with respect to any explanatory or qualifying paragraph regarding the filing of the Chapter 11 Case, without any explanatory paragraphs or other qualifying paragraphs, together with (x) a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default, and
(y) a copy of such accountant's letter to management. Such annual statements shall include, at a minium (with comparative information for the then prior fiscal year) a balance sheet, profit and loss statement, income statement, statement of changes in shareholders' equity, and cash flows. Borrower shall provide an interim draft of such financial statements within sixty (60) days after year-end, inclusive of subsequent periods, until the year-end statements are finalized. Together with the above, Borrower also shall deliver to Agent Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, any press releases of Borrower, and any other information that is provided by Borrower to its shareholders, and any other report reasonably requested by Agent relating to the financial condition of Borrower and its Subsidiaries. Prior to the Closing Date, Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent may request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Agent, at Borrower's expense, copies of Borrower's and its Subsidiaries' financial statements, papers related thereto, and other accounting records of any nature in their possession and to disclose to Agent any information they may have regarding Borrower's and its Subsidiaries' business affairs and financial condition.


     (ii) Each annual statement shall be accompanied by such accountant's certificate indicating that to the best knowledge of such accountant, no event has occurred which is or which, solely with the passage of time or the giving of notice (or both) would be, an Event of Default.

     (iii) Borrower hereby acknowledges that the Lender Group relied upon Borrower's audited financial statements for the fiscal year ended January 30, 1998 in extending credit to Borrower.

     (f) Officers' Certificates. Borrower shall cause Borrower's chief financial officer to provide such Person's certificate with those monthly, quarterly, and annual statements to be furnished pursuant to this Agreement, which certificate shall:

     (i) Indicate that the subject statement was prepared in accordance with GAAP consistently applied, and presents fairly the financial condition of Borrower and its Subsidiaries at the close of, and the results of Borrower's and its Subsidiaries= operations and cash flows for, the period(s) covered, subject, however (with the exception of the certificate which accompanies such annual statement) to usual year end adjustments;

     (ii) Indicate either that (i) no Default or Event of Default has occurred or (ii) if such an event has occurred, its nature (in reasonable detail) and the steps (if any) being taken or contemplated by Borrower to be taken on account thereof;

     (iii) Include calculations concerning Borrower's compliance ( or failure to comply) at the date of the subject statement with the covenants included in Sections 7.20 and 7.21 below;


     (iv) Indicate that, except as provided in the report required by Section 6.2(c)(i)(a))(6), all taxes have been paid;

     (v) Indicate that all rent and additional rent, except as provided in the report required by Section 6.2(c)(i)(a)(6), has been paid; and

     (vi) Indicate that premiums for insurance required under Section 6.10 hereof have or have not been paid.

     (g) Inventories, Appraisals and Audits.

     (i) Agent, at the expense of Borrower, may participate in and/or observe each physical count and/or inventory of so much of the Collateral as consists of Inventory which is undertaken on behalf of Borrower.

     (ii) Upon Agent's request from time to time, Borrower shall obtain, or shall permit Agent to obtain financial or SKU based physical counts and/or inventories of the Collateral, conducted by such inventory takers as are satisfactory to Agent and following such methodology as may be required by Agent, each of which physical counts and/or financial or SKU based inventories shall be observed by Borrower's accountants. For each fiscal year in which this Agreement is in effect, Borrower shall perform (at its expense) one (1) full physical inventory as of fiscal year end for all locations. Borrower shall engage a third party acceptable to Agent to conduct each month a full physical inventory of at least one (1) retail store location per geographic region of Borrower's retail store locations; provided, however, that no such inventories are required to be done in February, November or December for any given fiscal year of Borrower; provided further, however, that, with respect to such inventories required in the months of March and April of any year, so long as the final results of Borrower's full physical inventory as of the preceding fiscal year end of Borrower are delivered within the time period required below, no such inventories are required to be done in March or April of any given fiscal year of Borrower. The results of each such physical inventory shall be provided to Agent no later than the fifteenth day of each month for the prior month when an inventory is completed. The draft or unaudited results of all inventories or counts shall be furnished to Lender within fifteen (15) business days of the taking of such inventories or counts and, with respect to the final results of the full physical inventory as of each fiscal year end of Borrower, the results of each such inventory shall be delivered to Agent no later than the date forty-five (45) days following the date of Borrower's fiscal year end.

     (h) Additional Financial Information.


     (i) In addition to all other information required to be provided pursuant to this Section 6.2, Borrower promptly shall provide to Agent such other and additional information concerning Borrower, any Subsidiary of Borrower, and any guarantor of the Obligations, the Collateral (and other collateral securing repayment of the Obligations), the operation of Borrower's and its Subsidiaries' business, and Borrower's and its Subsidiaries' financial condition, including original counterparts of financial reports and statements, as Agent or Co-Agent may from time to time reasonably request from Borrower.

     (ii) Borrower may provide Agent, from time to time hereafter, with updated Business Plans. In all events, Borrower, not later than sixty (60) days prior to the end of each of Borrower's fiscal years, shall deliver to Agent an updated and extended Business Plan which shall go out at least through the end of the then next fiscal year and the final Business Plan within fifteen (15) days of the end of Borrower's fiscal year. In each event, such updated and extended Business Plans shall be provided in the same form as that provided to and approved by Borrower's Board of Directors and reasonably satisfactory to Agent.

     (iii) Promptly when filed with the Court or delivered to the United States Trustee for the Chapter 11 Case or any Committee, Borrower shall provide to Agent all monthly reports, projections or other information respecting Borrower's business or financial condition or prospects filed with the Court or delivered to the United States Trustee for the Chapter 11 Case or any Committee.

     (i) Financial Performance Covenants. Borrower shall observe and comply with the covenants set forth in Sections 7.20 and 7.21 which covenants are based on the Business Plan set forth on Schedule B-1 hereto.


     (j) Electronic Reporting. At Agent's option, all information and reports required to be submitted to Agent by Borrower shall be transmitted electronically pursuant to an electronic transmitting reporting system and shall be in a record layout format designated by Agent from time to time.

     (k) Reporting to Committees. Agent shall cause, and Borrower permits Agent to cause, the Oversight Agent to distribute to the Committees all reports provided to Agent by the Oversight Agent that the Agent determines in its discretion are non-proprietary and non-privileged as between Agent and the Oversight Agent.

     6.3 [Intentionally Omitted.].3[Intentionally Omitted.]

     6.4 Tax Returns. Deliver to Agent, with copies to the financial advisor(s) for the Committees, copies of each of Borrower's and each Subsidiary of Borrower's future federal income tax returns, and any amendments thereto, within thirty (30) days of the filing thereof with the Internal Revenue Service.


     6.5 Guarantor Reports. Cause any guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent and copies of all federal income tax returns as soon as the same are available and in any event no later than thirty
(30) days after the filing thereof with the Internal Revenue Service.

     6.6 Returns. Cause returns and allowances, if any, as between Borrower and its Account Debtors to be on the same basis and in accordance with the usual and customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

     6.7 Title to Equipment. Upon Agent's request, Borrower immediately shall deliver to Agent, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment.

     6.8 Maintenance of Equipment. Maintain the Equipment in good operating condition and repair (ordinary wear and tear and damage by casualty excepted), and make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved. Other than those items of Equipment that constitute fixtures on the Closing Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property, and such Equipment shall at all times remain personal property.

     Except as permitted by the Bankruptcy Code or by an order of the Court after notice and a hearing or with respect to which the failure to pay is consented to in writing by the holder of the applicable tax claim and written notice thereof is provided to Agent or with respect to which the failure to pay is consented to in writing by the Required Lenders, cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, any Subsidiary of Borrower or any of their respective properties to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Except as permitted by the Bankruptcy Code or by an order of the Court after notice and a hearing or with respect to which the failure to pay is consented to in writing by the holder of the applicable tax claim and written notice thereof is provided to Agent or with respect to which the failure to pay is consented to in writing by the Required Lenders, Borrower shall, and shall cause its Subsidiaries to, make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Agent, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Except as permitted by the Bankruptcy Code or by an order of the Court after notice and a hearing or with respect to which the failure to pay is consented to in writing by the holder of the applicable tax claim and written notice thereof is provided to Agent or with respect to which the failure to pay is consented to in writing by the Required Lenders, Borrower will, and will cause each of its Subsidiaries to, make timely payment or deposit of all tax payments and withholding taxes required of them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower and each Subsidiary of Borrower has made such payments or deposits.


     6.10 Insurance.

     (a) At its expense, keep the Personal Property Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Personal Property Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

     (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Improvements (as such term is defined in the Mortgages), for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" policies, in such amounts as Agent may require, but in any event in amounts sufficient to prevent Borrower or any Subsidiary of Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury, and property damage insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in such amounts as Agent shall reasonably require; (iii) business rental insurance covering annual receipts for a twelve (12) month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Agent may require. Replacement costs, at Agent's option, may be redetermined by an insurance appraiser, satisfactory to Agent, not more frequently than once every twelve
(12) months at Borrower's cost.

     (c) [Intentionally Omitted.]

     (d) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Agent. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of California. All hazard insurance and such other insurance as Agent shall specify, shall contain a California Form 438BFU
(NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Agent, showing Agent (for the ratable benefit of the Lenders) as sole loss payee thereof, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after thirty (30) days prior written notice to Agent (for the ratable benefit of the Lenders) and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or the Lender Group which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by the Lender Group pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Agent copies of such policies of insurance and evidence of the payment of all premiums therefor.


     (e) Original policies or certificates thereof satisfactory to Agent evidencing such insurance shall be delivered to Agent at least thirty (30) days prior to the expiration of the existing or preceding policies. Borrower shall give Agent prompt notice of any loss covered by such insurance, and, except to the extent prohibited by any mortgagee with respect to the Secondary Real Estate, Agent shall have the right to adjust any loss. Except to the extent prohibited by any mortgagee with respect to the Secondary Real Estate, Agent shall have the exclusive right to adjust all losses payable under any such insurance policies without any liability to Borrower or any Subsidiary of Borrower whatsoever in respect of such adjustments. Unless the Required Lenders otherwise consent, any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Agent (for the ratable benefit of Lenders) to be applied at the option of Agent either to the prepayment of the Obligations without premium, in such order or manner as Agent may elect, or shall be disbursed to Borrower or any Subsidiary of Borrower, as applicable, under stage payment terms satisfactory to Agent for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Agent shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Agent shall determine.

     (f) Borrower shall not, and shall not permit any Subsidiary to, take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.10, unless Agent is included thereon as named insured with the loss payable to Agent (for the ratable benefit of Lenders) under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Agent.

     6.11 No setoffs or Counterclaims. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.


     Except for Eligible In-Transit Inventory, keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Agent not less than thirty (30) days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected (the Lien of Agent for the benefit of the Lender Group), security interests in such assets and also provides to Agent a Collateral Access Agreement; provided, however, that a Collateral Access Agreement shall not be required if the Final Order contains such findings and decretal portions as Agent, in its sole discretion, may deem equivalent to, and acceptable in lieu of, the execution and delivery of any Collateral Access Agreement.

     6.13 Compliance with Laws. Comply, and cause each of its Subsidiaries to comply, in all material respects, with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not have and could not reasonably be expected to cause a Material Adverse Change.

     6.14 Employee Benefits.

     (a)  Deliver to Agent,  with  copies to the  financial  advisor(s)  for the
Committees: (i) Promptly, and in any event within ten (10) Business Days after Borrower or any of its Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor, (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within three (3) Business Days after receipt by Borrower, any of its Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

     (b) Cause to be delivered to Agent, upon Agent's request, with copies to the financial advisor(s) for the Committees, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three
(3) most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three (3) plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and
(vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Subsidiaries under any Retiree Health Plan.

     6.15 Leases. Except as permitted by the Bankruptcy Code or by an order of the Court after notice and a hearing or with respect to which the failure to pay is consented to in writing by the applicable lessor and written notice thereof is provided to Agent or with respect which the failure to pay is consented to in writing by the Required Lenders, pay, and cause each Subsidiary to pay, when due all post-Relief Date rents and other amounts payable under any real property leases to which Borrower or any Subsidiary of Borrower is a party or by which Borrower's or any Subsidiary of Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower or any Subsidiary of Borrower fails timely on or before the expiration of any applicable cure periods to make payment of such post-Relief Date rents and other amounts payable when due under its real property leases, Agent shall be entitled, in its discretion, to create such reserves against the Borrowing Base as are otherwise permitted herein. Borrower shall promptly notify Agent of the assumption or rejection of any such leases by Borrower under the Bankruptcy Code.

     6.16 GOB Sales. Promptly upon receipt thereof, remit the GOB Store Proceeds to Agent to be applied to the Obligations in the manner set forth in Section 2.5.

     6.17 Mortgages on Real Estate. Unless otherwise consented to by the Required Lenders, make all regularly scheduled principal and interest payments due in respect of all indebtedness secured by senior liens on the Secondary Real Estate. Borrower shall promptly notify Agent of the commencement of any foreclosure action with respect to any Secondary Real Estate.

     7. NEGATIVE COVENANTS.


     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not, and will not permit any Subsidiary to, do any of the following:

     7.1 Indebtedness.  Create, incur, assume, permit,  guarantee,  or otherwise
become  or  remain,   directly  or  indirectly,   liable  with  respect  to  any
Indebtedness, except:

     (a) Indebtedness evidenced by this Agreement, together with Indebtedness to issuers of letters of credit that are the subject of L/C Guarantees;

     (b) Indebtedness set forth on Schedule 7.1 (other than Real Estate Indebtedness);

     (c) Indebtedness (other than Real Estate Indebtedness) secured by Permitted Liens;

     (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced Indebtedness;

     (e) Indebtedness evidenced by the Convertible Subordinated Notes; and

     (f) the Real Estate Indebtedness.

     7.2 Liens. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens. The prohibition provided for in this
Section 7.2 specifically includes, without limitation, any effort by Borrower or any Committee to "prime" or create pari passu to any claims or interests of Agent on behalf of the Lenders any Lien irrespective of whether such claims or interests may be "adequately protected."

     7.3 Restrictions on Fundamental Changes. Subject to Required Lenders consenting to otherwise or except as permitted by Section . 7.4, enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its property or assets; provided, however, that any Primary Subsidiary may merge into any other Primary Subsidiary or Borrower and Borrower may liquidate or otherwise dissolve Sports & Recreation Holdings of PA, Inc., a Delaware corporation, Construction Resolution, Inc., a Florida corporation and Sports & Recreation, Inc., a Florida corporation.


     7.4 Disposal of Assets. Except as permitted by Section 7.23, sell, lease, assign, transfer, or otherwise dispose of any of Borrower's properties or assets other than (a) sales of Inventory to buyers in the ordinary course of Borrower's business as currently conducted, (b) the sale of any parcel of Primary Real Estate listed on Schedule R-1 so long as (i) no Default or Event of Default exists, (ii) the gross cash proceeds (inclusive of selling costs and expenses) from such sale are equal to or exceed the Release Price for such parcel sold, and (iii) the Net Proceeds are paid to Agent to be applied to the Obligations as set forth in Section 2.5(b), (c) the sale of any parcel of Secondary Real Estate at a price acceptable to Agent and so long as (i) no Default or Event of Default exists, (ii) the Net Proceeds from such sale are distributed to Borrower, and
(iii) the Net Proceeds are paid to Agent to be applied to the Obligations pursuant to the terms of Section 2.5(b), and (d) the going-out-of-business sales contemplated by the GOB Order and any order entered approving the going-out-of-business-sale of Borrower's Inventory at any other retail stores so long as (i) the GOB Store Proceeds are paid to Agent to be applied to the Obligations pursuant to the terms of Section 2.5(b) and (ii) with respect to any such sale with respect to Borrower's Inventory at any other retail store not otherwise included in the GOB Order, the sales price therefor (net of any costs and expenses of such liquidation) is not less than the portion of the Borrowing Base attributable to Inventory at such retail store or such other price acceptable to the Required Lenders.

     7.5 Change Name. Change Borrower's or any Subsidiary of Borrower's name, FEIN, corporate structure (within the meaning of Section 9-402(7) of the Code), or identity, or add any new fictitious name; provided, however, that so long as Borrower provides Agent with thirty (30) days prior written notice thereof, any Subsidiary of Borrower may change its name.

     7.6 Guarantee. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except by endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Agent; provided, however, that each Subsidiary of Borrower may guarantee payment of the Obligations as set forth in the Subsidiary Guaranty Agreement.

     7.7 Nature of Business. Make any change in the principal nature of Borrower's or any Subsidiary of Borrower's business.

     7.8 Prepayments and Amendments.


     (a) Except in connection with a refinancing permitted by Section 7.1(d), prepay, redeem, retire, decease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations in accordance with this Agreement; provided, however, that Borrower or any Subsidiary of Borrower may prepay Real Estate Indebtedness secured by any parcel of Secondary Real Estate sold pursuant to Section 7.4(c) solely from the proceeds of such sale; or

     (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b), (c), or (d); or

     (c) change its fiscal year from the Friday closest to January 31; or

     (d) without the prior written consent of the Required Lenders, directly or indirectly amend, modify, alter, or change in any manner adverse to Borrower or the Lenders (i) the articles of incorporation or by-laws of Property Holdings,
(ii) any document evidencing or securing any Indebtedness of Property Holdings, or (iii) any trust agreement with respect to the Real Estate Trusts; or

     (e) Except as specifically permitted under the Final Order or consented to by the Required Lenders (which consent shall not be unreasonably withheld), make any payment or transfer with respect to any pre-Relief Date Lien or Indebtedness, whether by way of "adequate protection" under the Bankruptcy Code or otherwise in an aggregate amount in excess of the greater of $250,000 and the amount of "adequate protection" payments contemplated by the Business Plan. Notwithstanding anything contained herein to the contrary, and subject to the entry of an order of the Court after appropriate notice and hearing required by the Federal Rules of Bankruptcy Procedure, the Borrower may enter into adequate protection arrangements with Intermedia Communications, Inc. on account of its pre-Relief Date executory contract to provide frame relay services and with Paymentech on account of its pre-Relief Date merchant processing agreement.

     7.9 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10 Consignments. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.11 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than capital stock) on, or purchase, acquire, redeem, or retire any of Borrower's capital stock, of any class, whether now or hereafter outstanding; provided, however, that any Subsidiary of Borrower may make any distribution or declare or pay any dividend to Borrower. Borrower shall not permit any Subsidiary of Borrower to enter into any agreement with any third party restricting such Subsidiary's ability to make distributions to Borrower.

     7.12 Accounting Methods. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's or any Subsidiary of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or Borrower's or any Subsidiary of Borrower's financial condition. Borrower waives, and will cause each of its Subsidiaries to waive, the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Agent pursuant to or in accordance with this Agreement, and agrees that Agent may contact directly any such accounting firm or service bureau in order to obtain such information.

     7.13 Investments. Except to the extent permitted by Section 7.4, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with (a) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (b) loans, advances, capital contributions, or transfers of property to a Person, or (c) the acquisition of all or substantially all of the properties or assets of a Person; provided, however, that Borrower may make loans to employees to finance such employees= relocation expenses in an amount not to exceed $500,000 in the aggregate and $150,000 per employee; provided further, however, that notwithstanding anything herein which may be construed to the contrary Borrower shall not permit Property Holdings (i) to acquire any assets after the Closing Date, or (ii) to hold any assets other than the Secondary Real Estate and the improvements thereon that are owned by Property Holdings on the Closing Date; provided further, however, that Borrower may make loans to Nationwide Team Sales in an aggregate amount not to exceed $1,250,000 at any time so long as such loans are evidenced by the Nationwide Team Sales Note, are secured by a security interest in substantially all of the assets of Nationwide Team Sales and such Nationwide Team Sales Note and the security therefor are assigned to Agent pursuant to the Assignment of Note and such other documentation required by Agent in its reasonable discretion.

     7.14 Transactions with Affliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms, that are fully disclosed to Agent, and that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

     7.15 Suspension. Except as permitted by Section 7.4, suspend or go out of a substantial portion of its business.

     7.16 Compensation. Increase the annual fee or per-meeting fees paid to directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to officers and senior management employees in an aggregate amount in excess of 115% of that paid or accrued in the prior year; provided, however, that notwithstanding the foregoing, Borrower may make payments under that certain JumboSports Inc. Performance Incentive Bonus Program as it exists on the date hereof; provided, further, however, that notwithstanding the foregoing, Borrower may make payments permitted under any compensation plan approved by the Court.


     7.17 Use of Proceeds. Use the proceeds of the Advances and the Term Loans for any purpose other than (a)) on the Closing Date, (i) to repay in full the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lender under the Pre-Relief Date Loan Agreement, and (ii) to pay transactional costs and expenses incurred in connection with this Agreement, and
(b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted corporate purposes consistent with the Business Plan and as otherwise allowed by the Final Order.

     7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees. Relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to Agent and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected the Lien of Agent (for the benefit of the Lender Group) and also provides to Agent a Collateral Access Agreement with respect to such new location; provided, however, that a Collateral Access Agreement shall not be required if the Final Order contains such findings and decretal portions as Agent, in its sole discretion, may deem equivalent to, and acceptable in lieu of, the execution and delivery of any Collateral Access Agreement. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party other than Butler Shoes at the Butler Shoe Warehouse and, Genco at the Genco Warehouse without Agent's prior written consent.

     7.19 No Prohibited Transactions Under ERISA. Directly or indirectly:ctions Under ERISA

     (a) engage, or permit any Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

     (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

     (c) fail, or permit any Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;


     (d) terminate, or permit any Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

     (e) fail, or permit any Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

     (f) fail, or permit any Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

     (g) amend, or permit any Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

     (h) withdraw, or permit any Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Subsidiaries or any ERISA Affiliate in excess of $100,000.

     7.20 Financial Covenants. (a) Suffer a variance from the Business Plan with respect to the line items indicated below in excess of the amount set forth opposite each such line item measured on a monthly basis on the twenty-fifth
(25th) day of each month for the immediately preceding month, commencing on March 25, 1999 (for the month of February 1999);

  Business Plan Line Item:      Variance:
  Inventory Level               Shall not be greater than 120% of Business Plan
  Inventory Level               Shall not be less than 80% of Business Plan

     (b) Gross Margin. Fail to achieve a gross margin on Inventory (computed using the RSL)for any month, commencing with February 1999, of at least thirty-two and one quarter of one percent (32.25%).

     (c) Minimum EBITDAR. Fail to maintain as of the last day of the fiscal quarter ending closest to April 30, 1999, and as of the last day of each fiscal quarter thereafter, Adjusted EBITDAR of at least the amount set forth in the table below for such period (i) with respect to the fiscal quarter ending closest to April 30, 1999, for the immediately preceding quarter, (ii) with respect to the fiscal quarter ending closest to July 31, 1999, for the immediately preceding two quarters, (iii) with respect to the fiscal quarter ending closest to October 31, 1999, for the immediately preceding three quarters, and (iv) with respect to each fiscal quarter ending thereafter, for the immediately preceding four quarters:

 For the Fiscal Quarter period ending closest to: Adjusted  EBITDAR shall not be less than:
-------------------------------------------------      ----------------------------------------
April 30, 1999                                                ($ 2,500,000)
 July 31, 1999                                                  $   300,000
 October 31, 1999                                               $ 4,200,000
 January 31, 2000                                               $ 9,625,000
 April 30, 2000                                                 $14,125,000
 July 31, 2000                                                  $14,125,000


     7.21 Capital Expenditures. Make cash capital expenditures in excess of $250,000 during any month; provided, however, that if capital expenditures in any month are less than the aggregate amount permitted in such month, the excess permitted amount for such month may be carried forward to the next succeeding month.

     7.22 Accounts. Create or permit to be created any Account other than (a)) third party credit card Accounts and (b) Accounts that are not credit card Accounts in an aggregate amount not to exceed $5,000,000 at any time.

     7.23 Retail Store Closings. Commit to close, or close, any retail store location at which Borrower maintains, offers for sale, or stores any of the Personal Property Collateral other than the retail stores closed and the Personal Property Collateral liquidated pursuant to the GOB Order and the other Personal Property Collateral located at retail stores identified in the GOB Order liquidated pursuant to an order of the Court, and if not otherwise closed and liquidated pursuant to the GOB Order, any other retail store of Borrower to the extent closed and liquidated pursuant to an order by the Court and otherwise permitted by Section 7.4.

     8. EVENTS OF DEFAULT.


     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest, fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

     8.2 (a) If Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.2 (Collateral and Financial Reporting), 6.4 (Tax Returns), 6.7 (Title to Equipment), 6.12 (Location of Inventory and Equipment), 6.13 (Compliance with
Laws), 6.14 (Employee Benefits), or 6.15 (Leases) of this Agreement and such failure continues for a period of five (5) Business Days; (b) if Borrower fails or neglects to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1 (accounting System) or 6.8 (Maintenance of Equipment) of this Agreement and such failure continues for a period of fifteen (15) Business Days; or (c) if Borrower or any Subsidiary of Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, or in any of the other Loan Documents (giving effect to any grace periods, if any, expressly provided for in such Loan Documents); in each case, other than any such term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, (in which event such other provision of this Section 8 shall govern); provided that, during any period of time that any such failure or neglect of Borrower or any Subsidiary of Borrower referred to in this paragraph exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace period, if any, Lenders shall not be required during such period to make Advances to Borrower;

     8.3 If there is a Material Adverse Change;

     8.4 If Borrower or any Committee brings a motion, or files any plan of reorganization or disclosure statement attendant thereto in the Chapter 11 Case:
(i) to obtain additional financing under Section 364(c) or (d) of the Bankruptcy Code; (ii) to grant any Lien upon or affecting any Collateral; (iii) except as provided in the Final Order, to use cash collateral of Agent and the Lenders under Section 363(c) of the Bankruptcy Code without Agent's and the Lenders= consent; or (iv) which commences any other action or actions adverse to any of Agent or any Lender or its rights and remedies hereunder or its interest in the Collateral that would, individually or in the aggregate, result in a Material Adverse Change;

     8.5 If Borrower or any Subsidiary of Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.6 If a notice  of Lien,  levy,  or  assessment  is filed of  record  with respect to any of Borrower's or any Subsidiary of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's or any Subsidiary of Borrower's properties or assets and the same is not paid on the payment date thereof or a bond for the full amount thereof is not obtained by Borrower, and the aggregate amount of such Liens or notices of Liens, levies or assessments exceeds $100,000;


     8.7 If a judgment or other claim in an amount equal to or exceeding $100,000 becomes a Lien or encumbrance upon any material portion of Borrower=s or any Subsidiary of Borrower's properties or assets;

     8.8 (i) Any claim or claims of any Person  other than any  Committee  under
Section 506(c) of the Bankruptcy Code against or with respect to any of the Collateral in an aggregate amount equal to or exceeding $250,000 is allowed by an order of the Court, or (ii) any claim or claims of any Committee under
Section 506(c) of the Bankruptcy Code against or with respect to any of the Collateral is allowed;

     8.9 If there is a default under the Real Estate Indebtedness (other than a default in respect of a payment obligation that is not otherwise required to be made under Section 6.17);

     8.10 If any of the following occur (i) a post-Relief Date judgment is entered or liability incurred in excess of $250,000, or (ii) general liability and workers compensation costs (inclusive of insurance premiums with respect thereto) during any fiscal year in the aggregate exceed such costs for the preceding fiscal year by more than $100,000, or (iii) any post-Relief Date judgments are entered or liabilities are incurred, including but not limited to any occurrences specified in subparts (i) and (ii) of this Section 8.10, that would individually or in the aggregate result in a Material Adverse Change;

     8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to the Lender Group by Borrower or any Subsidiary of Borrower or any officer, employee, agent, or director of Borrower or any Subsidiary of Borrower, or if any such warranty or representation is withdrawn;

     8.12 If the obligation of any guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the guarantor or other third Person thereunder, or any such guarantor or other third Person becomes the subject of an Insolvency Proceeding;

     8.13 The entry of an order approving a disclosure statement and allowing distribution of a plan of reorganization and such approved disclosure statement attendant thereto by Borrower or any other Person to which the Lenders do not consent or otherwise agree to the treatment of their claims;


     8.14 The entry of an order confirming a plan of reorganization that does not require repayment in full of all of the Borrower's Obligations under this Agreement on the earlier of the effective date of such plan of reorganization or the date thirty (30) days following entry of the order confirming such plan of reorganization, unless the Lenders, or a subset thereof but otherwise specifically including Foothill, are providing "exit financing" in connection with such plan of reorganization;

     8.15 The entry of an order amending, supplementing, staying, vacating or otherwise modifying the Loan Documents or the Final Order without the written consent of the Lenders;

     8.16 The payment of, or application for authority to pay, any material pre-petition claim, other than those of trade creditors (including reclamation claims), employees (or paid for their benefit), taxing authorities, creditors under leases or executory contracts, Senior Claims and other than those required to be paid with the initial Advance pursuant to the terms of this Agreement, without the Required Lenders' prior written consent or pursuant to an order of the Court after notice and hearing;

     8.17 The sale without the Lenders= consent, of all or substantially all of Borrower's assets either through a sale under Section 363 of the Bankruptcy Code, through a confirmed plan of reorganization in the Chapter 11 Case, or otherwise, that does not provide for payment in full of the Obligations and termination of the Commitments;

     8.18 The dismissal of the Chapter 11 Case, or the conversion of the Chapter 11 Case from one under Chapter 11 to one under Chapter 7 of the Bankruptcy Code;

     8.19 Except for the investigation and other activities expressly permitted in paragraph 9 of the Final Order, the commencement of a suit or action (including the commencement of any suit or action as a result of any investigation permitted under paragraph 9 of the Final Order) against any of Agent or any Lender and, as to any suit or action brought by any Person other than Borrower or an officer or employee of Borrower, the continuation thereof without dismissal for thirty (30) days after service thereof on any of Agent or any Lender, that assert, by or on behalf of Borrower, or any Committee, any claim or legal or equitable remedy which seeks subordination of the claim or Lien of any of Agent or any Lender;

     8.20 If, without the Lenders= consent, an interim or permanent trustee is appointed in the Chapter 11 Case, or an examiner with expanded powers to operate or manage the financial affairs, the business, or reorganization of the Borrower is appointed in the Chapter 11 Case; or

     8.21 If, without the Lenders' consent, an order by the Court is entered granting relief from or modifying the automatic stay of Section 362 of the Bankruptcy Code (i) to allow any creditor to execute upon or enforce a lien on any Collateral, or (ii) with respect to any Lien or the granting of any Lien on any Collateral to any state or local environmental or regulatory agency or authority, or (iii) with respect to any retail display racks or point of sale equipment leased to Borrower.


     9. THE LENDER GROUP'S RIGHTS AND REMEDIES.

     9.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default Agent may, pursuant to Sections 17.4 and 17.5, and shall upon the direction of the Required Lenders, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

     (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable and terminate the Commitments;

     (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

     (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting the Lender Group's rights and security interests in the Personal Property Collateral or the Real Property Collateral and without affecting the Obligations;

     (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit Borrower's Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

     (e) Cause Borrower to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other property of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of the Lender Group;

     (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Agent so requires, and to make the Personal Property Collateral available to Agent as Agent may designate. Borrower authorizes Agent to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Agent's determination appears to conflict with the Liens of Agent (for the benefit of the Lender Group) in the Collateral and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;


     (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9-505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by the Lender Group (including any amounts received in the Blocked Accounts), or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by the Lender Group;

     (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by the Lender Group, and any amounts received in the Blocked Accounts, to secure the full and final repayment of all of the Obligations;

     (i) Seek the appointment of a receiver or keeper to take possession of the Collateral and to enforce any of Agent's remedies with respect to such appointment without prior notice or hearing;

     (j) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Personal Property Collateral. Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

     (k) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Agent determines is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

     (l) Agent shall give notice of the disposition of the Personal Property Collateral as follows:

     (a) Agent shall give Borrower and each holder of a security interest in the Personal Property Collateral who has filed with Agent a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

     (B) The notice shall be hand-delivered to an officer of Borrower, or mailed, postage prepaid, to Borrower as provided in Section 12, at least five
(5) days before the date fixed for the sale, or at least five (5) days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Agent;

     (C) If the sale is to be a public sale, Agent also shall give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

     (m) Agent may credit bid and purchase at any public sale;

     (n) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Agent to Borrower; and

     (o) Borrower hereby acknowledges that the Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur, Agent shall have the right to an immediate writ of possession without notice of a hearing;

provided, however, that without prejudicing any rights of Agent and the Lenders, Agent and the Lenders acknowledge Borrower's right to seek an expedited or emergency hearing contesting the occurrence of an Event of Default and seeking the continuation of funding hereunder pursuant to paragraph 17(ii) of the Final Order; provided further, however, that notwithstanding the foregoing, prior to exercising the foregoing remedies under Sections 9.1(c) through (o), pursuant to paragraph 17(ii) of the Final Order Agent shall file a motion in the Chapter 11 Case seeking a final order granting relief from the automatic stay which motion shall be verified or have attached thereto a supporting affidavit, and which verified motion or supporting affidavit shall recite the facts establishing the Event of Default under this Agreement. Borrower and, if appropriate, the Committees shall have ten (10) business days after service of such motion to respond. If no objection, contravening affidavit or sworn response, as appropriate or required, is timely filed, pursuant to the Final Order the Court will enter a final order granting relief from the automatic stay allowing Agent to pursue all rights and remedies available to it. If, however, an objection, a contravening affidavit or a sworn response, as appropriate or required, is filed, pursuant to the Final Order the Court will set down for hearing Agent's motion for final order seeking relief from the automatic stay on an expedited basis at the next available time (generally with twenty-four or forty-eight hours notice, if possible) at which hearing the Court will determine whether an Event of Default has occurred and whether the relief sought should be granted, and dispose of the motion accordingly. Pursuant to the Final Order, the sole issue to be considered at any such hearing will be whether and to what extent an Event of Default has occurred which would allow for the entry of a final order granting relief from the automatic stay to allow Agent to proceed with enforcement of its rights and remedies available hereunder.

     9.2 Remedies Cumulative. The Lender Group's rights and remedies under this Agreement, the Loan Documents, the Final Order, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

     10. TAXES AND EXPENSES.

     If Borrower fails to pay any post-Relief Date monies (whether taxes, assessments, insurance premiums, or, in the case of leased real properties, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Agent determines that such failure by Borrower could result in a Material Adverse Change and such failure (i) is not deemed to be a Permitted Protest or permitted by the Bankruptcy Code or an order of the Court after notice and a hearing or
(ii) with respect to which the failure to pay is not consented to in writing by the holder of the applicable claim or written notice thereof is not provided to Agent or (iii) with respect to which the failure to pay is not consented to in writing by the Required Lenders, in its discretion and without prior notice to Borrower, Agent may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure; provided, however, that any reserves with respect to unpaid post-Relief Date taxes and similar charges and unpaid post-Relief Date real property leases and similar charges shall be determined as otherwise provided in this Agreement; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses. Any such payments made by Agent shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

     11. WAIVERS; INDEMNIFICATION.


     11.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

     11.2 The Lender Group's Liability for Collateral. So long as the Lender Group complies with its obligations, if any, under Section 9-207 of the Code, the Lender Group shall not in any way or manner be liable or responsible for:
(a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

     11.3 Indemnification. Borrower shall pay, indemnify, defend, and hold Agent, each Agent-Related Person, the Co-Agent, each Lender, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

     12. NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be hand-delivered (with hand deliveries to Borrower, Agent, the Co-Agent and Foothill Partners to be to an officer thereof) or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower, to Agent, to Co-Agent or to Foothill Partners, as the case may be, at its address set forth below:


         If to Borrower:           JUMBOSPORTS INC.
                                   4701 W. Hillsborough Avenue
                                   Tampa, Florida 33614
                                   Attn: Chief Financial Officer
                                   Fax No. (813) 885-8642

         with copies to:           STICHTER, RIEDEL, BLAIN & PROSSER, PA
                                   110 E. Madison St., Suite 200
                                   Tampa, Florida 33602
                                   Attn:  Harley E. Riedel, Esq.
                                   Fax No. (813) 229-1811

         with copies to:           FOWLER, WHITE, GILLEN, BOGGS,
                                   VILLAREAL AND BANKER, P.A.
                                   Suite 1700
                                   501 East Kennedy Boulevard
                                   Tampa, Florida 33602
                                   Attn: Jeffrey C. Shannon, Esq.
                                   Fax No. (813) 229-8313

         with copies to:           STROOCK & STROOCK & LAVAN LLP
                                   200 South Biscayne Boulevard
                                   Suite 3300
                                   First Union Financial Center
                                   Miami, Florida 33131-2385
                                   Attn: Scott L. Baena, Esq.
                                   Fax. No.    (302) 789-9302

         with copies to:           KRONISH LIEB WEINER & HELLMAN LLP
                                   1114 Avenue of the Americas
                                   46th Floor
                                   New York, New York 10036
                                   Attn: Robert A. Boghosian, Esq.
                                   Fax: (212) 479-6273

        If to Agent or the         FOOTHILL CAPITAL CORPORATION
        Lender Group in care       11111 Santa Monica Blvd.
        of Agent:                  Suite 1500
                                   Los Angeles, California 90025-3333
                                   Attn:  Business Finance Division Manager
                                   Fax No. (310) 478-9788

        with copies to:            FOOTHILL CAPITAL CORPORATION
                                   60 State Street, Suite 1150
                                   Boston, Massachusetts 02109
                                   Attn: Account Executive
                                   Fax No. (617) 722-9493

        with copies to:            PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                   600 Peachtree Street, N.E., Suite 2400
                                   Atlanta, Georgia 30308
                                   Attn:  Jesse H. Austin, III, Esq.
                                   Fax No. (404) 815-2424

        with copies to:            HILL, WARD & HENDERSON, P.A.
                                   101 East Kennedy Boulevard, Suite 3700
                                   P.O. Box 2231
                                   Tampa, Florida 33601
                                   Attn:  Douglas P. McClurg, Esq.
                                   Fax No. (813) 221-2900

        with copies to:            STROOCK & STROOCK & LAVAN LLP
                                   200 South Biscayne Boulevard
                                   Suite 3300
                                   First Union Financial Center
                                   Miami, Florida 33131-2385
                                   Attn: Scott L. Baena, Esq.
                                   Fax. No.    (302) 789-9302

        with copies to:            KRONISH LIEB WEINER & HELLMAN LLP
                                   1114 Avenue of the Americas
                                   46th Floor
                                   New York, New York 10036
                                   Attn: Robert A. Boghosian, Esq.
                                   Fax: (212) 479-6273

        If to Co-Agent:            CONGRESS FINANCIAL CORPORATION (SOUTHERN)
                                   200 Galleria Parkway, Suite 1500
                                   Atlanta, Georgia 30339
                                   Attn: Mr. Drew Stawin
                                   Fax No. (770) 956-8120

        If to Foothill Partners:   FOOTHILL PARTNERS III, L.P.
                                   c/o Foothill Capital Corporation
                                   11111 Santa Monica Blvd.
                                   Suite 1500
                                   Los Angeles, California
                                   Attn: Mr. Michael Bohannon
                                   Fax No. (310) 479-0461

        with copies to:            BUCHALTER, NEMER, FIELDS & YOUNGER
                                   24th Floor
                                   601 South Figueroa Street
                                   Los Angeles, California 90017
                                   Attn:  Robert C. Colton, Esq.
                                   Fax No. (213) 896-0400

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with Sections 9-504 or 9-505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Agent in connection with Sections 9-504 or 9-505 of the Code shall be deemed sent when deposited in the mail or hand-delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

     13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE TRIED AND LITIGATED IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF FULTON, STATE OF GEORGIA OR, AT THE SOLE OPTION OF THE LENDER GROUP, IN ANY OTHER COURT IN WHICH THE LENDER GROUP SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL INTERFERE WITH THE COURT'S JURISDICTION OVER THE CHAPTER 11 CASE. EACH OF BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. EACH OF BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND EACH MEMBER OF THE LENDER GROUP REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


     14. DESTRUCTION OF BORROWER'S DOCUMENTS

     All documents, schedules, invoices, agings, or other papers delivered to Agent may be destroyed or otherwise disposed of by Agent four (4) months after they are delivered to or received by Agent, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

     15. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

    15.1 Assignments and Participations.

     (a) Any Lender may, with the written consent of Agent, assign and delegate to one or more Eligible Transferees (each an "Assignee") all, or any ratable part, of the Obligations, the Commitments, and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000; provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, shall have been given to Borrower and Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrower and Agent a fully executed Assignment and Acceptance ("Assignment and Acceptance") in the form of Exhibit A-1; and (iii) the assignor Lender or Assignee has paid to Agent for Agent's sole and separate account a processing fee in the amount of $2,500 (other than assignments by the members of the Lender Group who are signatories hereto to other members of the Lender Group who are signatories hereto). Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or is to an Affiliate of a Lender.


     (b) From and after the date that Agent notifies the assignor Lender that it has received a fully executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation between Borrower and the Assignee.

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document furnished pursuant hereto;
(2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any guarantor or the performance or observance by Borrower or any guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.


     (d) Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments of the Assignor and Assignee arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender pro tanto.

     (e) Any Lender may at any time, with the written consent of Agent, which consent shall not be unreasonably withheld, sell to one or more Persons (a) "Participant") participating interests in the Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender's obligations under this Agreement shall remain unchanged,
(ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Originating Lender shall transfer or grant any participating interest under which the Participant has the sole and exclusive right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (a) extend the final maturity date of the Obligations hereunder in which such participant is participating; (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating; (C) release all or a material portion of the Collateral (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating; (D) postpone the payment of, or reduce the amount of, the interest or fees hereunder in which such Participant is participating; or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums in respect of the Obligations hereunder in which such Participant is participating; and (v) all amounts payable by Borrower hereunder shall be determined as if such Originating Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided, however, that no Participant may exercise any such right of setoff without the notice to and consent of Agent. The rights of any Participant shall only be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any direct rights as to the other Lenders, Agent, Borrower, the Collections, the Collateral, or otherwise in respect of the Advances, the Letters of Credit or the Term Loans. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The provisions of this Section 15.1(e) are solely for the benefit of the Lender Group, and Borrower shall have no rights as a third party beneficiary of any of such provisions.


     (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose to a third party all documents and information which it now or hereafter may have relating to Borrower or Borrower's business.

     (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR '203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     15.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties, including, with respect to Borrower, the estate of Borrower, any trustee or successor in interest of Borrower in the Chapter 11 Case or any subsequent case commenced under Chapter 7 of the Bankruptcy Code; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders= prior written consent and any prohibited assignment shall be absolutely void. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and its rights and duties hereunder pursuant to Section 15.1 and, except as expressly required pursuant to
Section 15.1, no consent or approval by Borrower is required in connection with any such assignment.

     16. AMENDMENTS; WAIVERS.

     No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent or forbearance with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrower and acknowledged by Agent, do any of the following:

     (a) increase or extend the Commitment of any Lender;

     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

     (c) reduce, forgive, compromise, cancel or waive payment of the principal of, or the rate of interest specified herein on, any Advance or Term Loan, or any fees or other amounts payable hereunder or under any other Loan Document;


     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances and Term Loans, which is required for the Lenders or any of them to take any action hereunder;

     (e) increase the advance rate with respect to Advances (except for the restoration of an advance rate after the prior reduction thereof), or change
Section 2.1(b);

     (f) amend or modify in any manner Section 2.1(l);

     (g) amend or modify in any manner Section 2.5(b);

     (h) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

     (i) release Collateral other than as permitted by Section 17.11;

     (j) subordinate the lien of Agent in any of the Collateral or any of the Obligations (except to the extent permitted herein);

     (k) change the definition of "Required Lenders";

     (l) release Borrower from any Obligation for the payment of money; or

     (m) amend any of the provisions of Article 17.

     and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any other Loan Document; and, provided further, that the limitation contained in clause (e) above shall not be deemed to limit the ability of Agent to make Advances or Agent Loans, as applicable, in accordance with the provisions of Sections 2.1(g), (h), or (l). The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of or with respect to any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

     No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement, any other Loan Document, or any present or future supplement hereto or thereto, or in any other agreement between or among Borrower and Agent and/or any Lender, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or the Lenders on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy which Agent or any Lender may have.

     17. AGENT; THE LENDER GROUP.

     17.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints Foothill as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Article 17. The provisions of this Article 17 are solely for the benefit of Agent and the Lenders, and Borrower shall not have any rights as a third party beneficiary of any of the provisions contained herein; provided, however, that the provisions of Sections 17.10, 17.11, and 17.16(d) also shall be for the benefit of Borrower. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which Agent is expressly entitled to take or assert under or pursuant to this Agreement and the other Loan Documents, including making the determinations contemplated by Section 2.1(b). The identification of Congress Financial Corporation as Co-Agent hereunder shall not create any rights in favor of it, nor subject it to any duties or obligations in such capacity except as otherwise expressly provided herein. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Advances, the Term Loans, the Collateral, the Collections, and related matters; (b) execute and/or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim for Lenders, notices and other written agreements with respect to the Loan Documents; (c) make Advances for itself or on behalf of Lenders as provided in the Loan Documents; (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents; (e) open and maintain such bank accounts and lock boxes as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections; (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Advances, the Term Loans, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents; and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     17.2 Delegation of Duties. Except as otherwise provided in this Section, Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees, or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made in compliance with this Section and without gross negligence or willful misconduct. The foregoing notwithstanding, Agent shall not make any material delegation of duties to subagents or non-employee delegees without the prior written consent of Required Lenders (it being understood that routine delegation of such administrative matters as filing financing statements, or conducting appraisals or audits, is not viewed as a material delegation that requires prior Required Lender approval). Notwithstanding anything herein which may be construed to the contrary, the Lenders and Borrower acknowledge and agree that Agent may engage the Oversight Agent pursuant to the Oversight Agent Agreement, as it may be modified and amended from time to time and the Oversight Agent may carry out its duties as set forth in such agreement.

     17.3 Liability of Agent-Related Persons. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or, (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower, or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement, or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books, or records of Borrower, or any of Borrower's Subsidiaries or Affiliates.

     17.4 Relliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants, and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or all Lenders, as applicable, and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable so long as it is not grossly negligent or guilty of wilful misconduct. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all Lenders, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.


     17.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of Agent or the Lenders or the delivery of information to Agent hereunder, except with respect to actual knowledge of the existence of an Overadvance, and except with respect to Defaults and Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has, or is deemed to have, actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Copies of any such notices shall also be provided by Borrower. Subject to Section 17.4, Agent shall take such action, or refrain from taking any action, with respect to such Default or Event of Default as may be requested by the Required Lenders; provided, however, that:

     (a) At all times, Agent may propose and, with the consent of Required Lenders (which shall not be unreasonably withheld and which shall be deemed to have been given by a Lender unless such Lender has notified Agent to the contrary in writing within three days of notification of such proposed actions by Agent) exercise, any remedies on behalf of the Lender Group; and

     (b) At all times, once Required Lenders or all Lenders, as the case may be, have approved the exercise of a particular remedy or pursuit of a course of action, Agent may, but shall not be obligated to, make all administrative decisions in connection therewith or take all other actions reasonably incidental thereto (for example, if the Required Lenders approve the foreclosure of certain Collateral, Agent shall not be required to seek consent for the administrative aspects of conducting such sale or handling of such Collateral).

     17.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition, and creditworthiness of Borrower, and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition, or creditworthiness of Borrower, and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     17.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent deems reasonably ion. necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including without limiting the generality of the foregoing, but subject to any requirements of the Loan
Documents that it obtain any applicable consents or engage in any required consultation, court costs, reasonable attorneys fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro-Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro-Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence, bad faith, or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section 17.7 shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.


     17.8 Agent in Individual Capacity. Foothill and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests, in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though Foothill were not Agent hereunder without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Foothill and its Affiliates may receive information regarding Borrower or their Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall be under no obligation to provide such information to them. With respect to the Agent Loans and Agent Advances, Foothill shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" include Foothill in its individual capacity.

     17.9 Successor Agent. Agent may resign as Agent upon forty-five (45) days= notice to the Lenders and Borrower. If Agent resigns under this Agreement, Co-Agent shall have the option to become the successor Agent. If Co-Agent elects not to exercise its option to become a successor Agent, the Required Lenders shall appoint any Lender or Eligible Transferee as successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint a successor Agent, after consulting with the Lenders and Borrower. Agent may be removed and replaced by Co-Agent as successor Agent upon Agent's breach or failure to perform any material provision of this Agreement or as provided under applicable law. In the event Co-Agent does not exercise the foregoing right to remove and replace Agent, and if Agent has breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 17 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is forty-five (45) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.


     17.10 Withholding Tax.

     (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Lender agrees with and in favor of Agent and Borrower, to deliver to Agent and Borrower:

     (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

     (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

     (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Lender agrees to promptly notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's IRS Form 1001 as no longer valid.

     (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.


     (d) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a)) of this Section are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent or Borrower did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent and Borrower of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify Agent and Borrower fully for all amounts paid, directly or indirectly, by Agent or Borrower as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent or Borrower under this Section, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation of Agent.

     17.11 Collateral Matters.

     (a) The Lenders hereby irrevocably authorize Agent, to release any Lien on any Collateral, (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations; and upon such termination and payment Agent shall deliver to Borrower, at Borrower's sole cost and expense, all UCC termination statements and any other documents necessary to terminate the Loan Documents and release the Liens with respect to the Collateral; (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which neither Borrower nor any Subsidiary of Borrower owned an interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Borrower or any Subsidiary of Borrower under a lease that has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not release any Lien on any Collateral without the prior written authorization of the Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 17.11; provided, however, that (i) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released), upon (or obligations of Borrower in respect of) all interests retained by Borrower or any Subsidiary of Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.


     (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or a Subsidiary of Borrower, as the case may be, is cared for, protected, or insured or has been encumbered, or that the Liens of Agent (for the benefit of the Lender Group) have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral or any act, omission or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in such Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

     17.12   Restrictions  on  Actions  by  Lenders;   Sharing  of  Payments..12
Restrictions on Actions by Lenders; Sharing of Payments.

     (a) Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations any amounts owing by such Lender to Borrower or any accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

     (b) Subject to Section 17.8, if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's Pro-Rata Share, Tranche A Pro-Rata Share or Tranche B Pro-Rata Share, as the case may be, of all such distributions by Agent, such Lender shall promptly (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro- Rata Shares, Tranche A Pro-Rata Shares or Tranche B Pro-Rata Shares, as the case may be; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.


     17.13 Agency for Perfection. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Liens of the Lender Group in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

     17.14 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to the instructions set forth on Schedule C-1, or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on revolving advances or otherwise.

     17.15 Concerning the Collateral and Related Loan Documents..15 Concerning the Collateral and Rel Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent, Required Lenders, or all Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent, Required Lenders, or all Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     17.16 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By signing this Agreement, each Lender;

     (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports;

     (b) expressly agrees and acknowledges that Agent (i) does not make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report;


     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's books and records, as well as on representations of Borrower's personnel;

     (d) agrees to keep all Reports and other material information obtained by it pursuant to the requirements of this Agreement in accordance with its reasonable customary procedures for handling confidential information; it being understood and agreed by Borrower that in any event such Lender may make disclosures (i) reasonably required by any bona fide potential or actual Assignee, transferee, or Participant in connection with any contemplated or actual assignment or transfer by such Lender of an interest herein or any participation interest in such Lender's rights hereunder, (ii) of information that has become public by disclosures made by Persons other than such Lender, its Affiliates, assignees, transferees, or participants, or (iii) as required or requested by any court, governmental or administrative agency, pursuant to any subpoena or other legal process, or by any law, statute, regulation, or court order; provided, however, that, unless prohibited by applicable law, statute, regulation, or court order, such Lender shall notify Borrower of any request by any court, governmental or administrative agency, or pursuant to any subpoena or other legal process for disclosure of any such non-public material information concurrent with, or where practicable, prior to the disclosure thereof; and

     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower; and (ii) to pay and protect, and indemnify, defend, and hold Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including, attorney costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent, and, upon receipt of such request, Agent shall provide a copy of same to such Lender promptly upon receipt thereof; (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information specified by such Lender, and, upon receipt thereof, Agent promptly shall provide a copy of same to such Lender; and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.


     17.17 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any
Advances shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such Advances not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 17.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make Advances, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     18. GENERAL PROVISIONS.

     18.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower and the Lender Group.

     18.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

     18.3  Interpretation.   Neither  this  Agreement  nor  any  uncertainty  or
ambiguity herein shall be construed or resolved against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     18.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     18.5 Conterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.


     18.6 Revival and Reinstatement of Obligations..6 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by any or all of such parties to the Lender Group of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     18.7 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     18.8 Time if of the Essence. Time is of the essence of this Agreement. Time is of the Essence.

     18.9 Secondary Real Estate. Notwithstanding anything to the contrary contained in this Agreement, Borrower has advised Agent and the Lenders that Borrower asserts or may assert legal and beneficial ownership of or rights in and to the Secondary Real Estate, including (but not limited to) rights related to substantive consolidation and rights to recover transferred property pursuant to 11 U.S.C. Sections 544, et seq. Any descriptions of or references in this Agreement to the Real Estate Trusts and/or the Secondary Real Estate shall be without prejudice to all of Borrower's ownership interests, rights, defenses, and causes of action with respect thereto as against third Persons, provided Borrower's ownership interests, rights, defenses and causes of action shall be subject to the claims and security interests of Agent and the Lenders under this Agreement.



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


SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION LOAN AND SECURITY AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered in Atlanta, Georgia as of the date first above written.

                                        JUMBOSPORTS INC.,
                                        a Florida corporation
                                        By:  /s/ R. P. Springer
                                        Title: EVP


                                        FOOTHILL    CAPITAL    CORPORATION,    a
                                        California corporation with an office in Atlanta, Georgia, as Agent and as a Tranche A Lender

                                        By: /s/ Todd Colpitts
                                        Title: VP


                                        CONGRESS      FINANCIAL      CORPORATION
                                        (SOUTHERN),  a Georgia  corporation with
                                        an  office  in  Atlanta,   Georgia,   as
                                        Co-Agent and as a Tranche A Lender

                                        By: /s/ Drew Stawin
                                        Title: VP


                                        FOOTHILL PARTNERS III, L.P., a Delaware
                                        limited partnership, as
                                        a Tranche B Lender

                                        By: /s/ Jeff Nikora
                                        Title:  MGP